UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report:  May 15, 2006
         (Date of earliest event reported):  May 11, 2006


                     COMET TECHNOLOGIES, INC.
 ---------------------------------------------------------------
(Exact Name of small business issuer as specified in its charter)

          Nevada                  0-26059                87-0430322
  -----------------------   --------------------    ------------------------
 (State of Incorporation)   (Commission File No.)   (IRS Employer ID Number)


         8 East Broadway #428, Salt Lake City, Utah 84111
      ------------------------------------------------------
             (Address of principal executive offices)

                          (801) 532-7851
      ------------------------------------------------------
       (Registrant's telephone number, including area code)

                         Not applicable.
   ------------------------------------------------------------
  (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS


                             SUMMARY

      On May 11, Comet Technologies, Inc. ("Comet" or the "Company") entered into a Stock Exchange Agreement (the "Exchange Agreement") with American California Pharmaceutical Group, Inc., a California corporation ("ACPG"), and the shareholders of ACPG. Pursuant to the terms of the Exchange Agreement, Comet has agreed to issue a total of 10,193,377 shares of its common voting stock to the stockholders of ACPG, in exchange for 100% of the capital stock of ACPG. Subject to the satisfaction of certain conditions, it is expected that the transaction will be completed on or before May 30, 2006.

      Upon the closing of the transaction, ACPG will be a wholly-owned subsidiary of Comet, and Comet, which previously had no material operations, will be a holding company for the business of ACPG and its subsidiaries, described below. ACPG is a California holding corporation, which owns all of the issued and outstanding shares of registered capital of Harbin Tian Di Ren Medical Science and Technology Company ("TDR"), a limited liability company organized in Heilongjiang Province in the People's Republic of China ("PRC" or "China"). TDR is engaged in the manufacture, marketing and sale of over-the-counter nutraceutical and medicinal products, primarily in China (See "Business of TDR and Subsidiaries," below).

      As a result of the closing of the Exchange Agreement, there will be a change in voting control of Comet, expected to occur approximately as of May
30, 2006.   The former shareholders of ACPG will hold a total of 10,193,377 shares of common stock of ACPG, or approximately 93% of the outstanding common stock of Comet, the original Comet shareholders will hold a total of 735,993 shares of common stock, or 7% of the outstanding common stock, including stock to be granted under a consulting agreement to Comet's two current officers, who will resign as officers and directors at the closing. In addition, Comet has a total of 31,250 shares issuable under outstanding options and warrants. (See "Description of the Securities of Comet," below).

      The Exchange Agreement was determined through negotiations between Comet
and ACPG representatives.   Prior to the transaction, there were no material
relationships between the Company and ACPG or any of their respective affiliates, directors or officers or any associates of such officers or directors.

      The Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

      In connection with the consummation of the acquisition, Comet will change the address of its principal executive offices to No. 38 Dingxin 3rd
Street, Nangang District, Heilongjiang Province, Harbin, China 150001.   Its
new telephone number will be 86-451-5399-4073, effective as of the closing of the Exchange Agreement.

      Comet is a public company whose securities are quoted on the over-the-counter Bulletin Board under the symbol "COMT."

          STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      In this annual report, references to "Comet," the Company," "we," "us," and "our" refer to Comet Technologies, Inc.


      Except for the historical information contained herein, some of the statements in this Report contain forward-looking statements that involve risks and uncertainties. These statements are found in the sections under this
Item 2.01, entitled "Business of TDR and Subsidiaries," "Management's Discussion and Analysis or Plan of Operation," and "Risk Factors," as well as other sections. They include statements concerning: the pending transaction with ACPG and information concerning its: business strategy; expectations of market and customer response; liquidity and capital expenditures; future sources of revenues; expansion of proposed product line; and trends in industry activity generally. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future events, results, levels of activity, performance or achievements. Unless we are required to do so under US federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

    INFORMATION CONCERNING AMERICAN CALIFORNIA PHARMACEUTICAL
                  GROUP, INC., AND SUBSIDIARIES

      All of the business of American California Pharmaceutical Group, Inc. ("ACPG") is conducted through ACPG's wholly-owned subsidiary, Harbin Tian Di Ren Medical Science and Technology Company ("TDR"), and TDR's subsidiaries, described below.

      ACPG was incorporated on December 16, 2005, in the State of California, under the name "QQ Group, Inc." It changed its name to "American California Pharmaceutical Group, Inc." in anticipation of the stock exchange transaction
with Comet.   On December 8, 2005, ACPG completed a stock exchange transaction with TDR and TDR's subsidiaries, pursuant to an agreement of that date. Under the terms of the agreement, ACPG exchanged 100% of its issued and outstanding common stock for 100% of the capital stock of TDR and its subsidiaries, described below.

      ACPG is only a holding company, and has no revenues (and relatively nominal expenses), except those related to its ownership of TDR and its subsidiaries.

      TDR, formerly known as "Harbin City Tian Di Ren Medical Co.," was originally formed in 1994 and maintained its principal executive office in Harbin City of Heilongjiang Province, the PRC. TDR was reorganized and incorporated as a limited liability company on December

29, 2000, under the "Corporation Laws and Regulations" of the PRC with an authorized capital of $l,330,314 (Renminbi ("RMB") 11.015 million). The Company has two wholly-owned subsidiaries, Harbin First Bio-Engineering
Company Limited and Kangxi Medical Care Product Factory.   In the remainder of
this Form 8-K, the reference to "ACPG" shall mean ACPG, together with TDR and its subsidiaries, and the reference to "TDR" shall mean TDR and its subsidiaries, unless the context otherwise indicates.

                 BUSINESS OF TDR AND SUBSIDIARIES

GENERAL

      ACPG is engaged, through TDR and its subsidiaries, in the development, manufacture, marketing and sale of over-the-counter nutritional and medicinal products. TDR's principal business is the manufacture and sale of branded nutritional supplements and over-the-counter plant and herb based medicinal
products.   TDR's manufacturing facilities are in the City of Harbin,
Heilongjiang Province. TDR has evolved into an integrated manufacturer, marketer, and distributor of external use natural Chinese medicinal products sold primarily to and through domestic pharmaceutical chain stores in China.

      TDR's principal products are external use Traditional Chinese Herbal Remedies/Medicines ("TCM"). Using various formulas, TDR produces a number of TCM products with several forms of delivery including creams, sprays, medicated skin patch products, and herbs believed to have complimentary effects.

      TDR's principal operations and sales are in the PRC, where TDR has sales distribution covering most of China and the Hong Kong Special Administration Region. The Company also exports its products to 11 other countries, including Germany, Denmark, Switzerland, Hungary, South Korea, Singapore, and the United States.

      TDR has also established several long term relationships with well-known universities and enterprises in the PRC, as described below under "Current Research and Development." Through these relationships, TDR hopes to develop a number of additional products it will be able to manufacture and market in the PRC and in other countries.

      The State Food and Drug Administration of the government of the PRC ("SFDA") issues the licenses and petitions for permission to manufacture and market pharmaceutical products in the PRC. TDR has been granted 9 product licenses and permits. These licenses and permits have allowed TDR to commercialize a total of 32 products. TDR is undertaking efforts to develop a series of 10 new products, and is planning to register these products with the
SFDA over the next 5 years.   TDR has also registered 7 patents with the State
Intellectual Property Rights Bureau of the PRC, which includes packing design patents as well as product ingredients patents. TDR plans to continue registering patents resulting from its ongoing product research and development.

Kangxi Medical Care Product Factory

      The Kangxi Medical Care Product Factory ("Kangxi") is a wholly-owned subsidiary of TDR. Kangxi was formed on July 20, 2001 in the city of Harbin of Heilongjiang Province, in the PRC, with an authorized capital of $60,386 (RMB 500,000). Kangxi manufactures and sells branded external use Chinese medicine and other natural products under the registered trademark "Kangxi." Kangxi produces and sells its products to TDR for distribution and resale. It has four production lines: spray, ointment and cream, powder, and patch.


Harbin First Bio-Engineering Company Limited

      Harbin First Bio-Engineering Company Limited ("First") was formed in Heilongjiang Province, in the PRC, on September 26, 2003 with an authorized capital of $241,546 (RMB 2 million). First has been a wholly-owned subsidiary of TDR since its inception. First focuses on research and development of the use of natural medicinal plants and biological technology products, such as Endothelin-1. First is one of the first companies in Heilongjiang Province conducting research and development of high technology biological products. Its facility is now under the final inspection by the SFDA for qualification as a certified GMP production facility. First has two production lines: an enzyme immunity reagent kit production line, and a colloid gold production line.

PRODUCTS

      TDR manufactures all of its branded products, which management believes enables it to maintain better control over product quality and availability
while also reducing production costs.   TDR's manufacturing operations are
conducted in its facilities located in Harbin City, China. TDR maintains a working relationship with a number of outside manufacturers, including softgel manufacturers and packagers, and utilizes these outside sources from time to time.

      TDR sells over thirty different products under three basic categories: cosmetics (4 items); medical devices (4 items); and external use medicinal or pharmaceutical external use products (over 22 items). TDR sells a variety of products in different forms, including sprays, ointments and creams, powders, and patches.

      Set forth below is a description of TDR's principal products.

Sumei Slim Patch

      The Sumei Slim Patch is marketed and sold in the PRC as a more natural way to lose weight. The Sumei Slim Patch uses a-Saponin to regulate and restrain the excessive secretion of certain hormones, while promoting others. The Sumei Slim Patch is believed to foster weight loss and prevent weight gain.

Dysmenorrheal Patch

      Using rare Chinese herbs and plants, the dysmenorrheal (menstrual cramps) patch is used to relieve menstrual pain. It is a soft patch externally applied to the skin which combines traditional Chinese Point Theory with modern trans-dermal technology.

Pain Killer Patch

      A pain killer patch applied to the neck, shoulder and waist, this product is a treatment to fend off fever, promote well-being and to relieve diarrhea. The patch is used for a number of ailments, including fever, headache, dysentery of a heat type, diarrhea and stiffness and pain in the neck caused by hypertension.

Anti-Hypertension Patch

      The anti-hypertension patch is based on five thousand years of Chinese herbal vein therapy that has been adapted to a modern trans-dermal therapeutic system (TTS). The product utilizes a Body-Yong-Guan point technique, which is believed to maximize the effectiveness of the medicinal ingredients. The product is believed to stimulate blood capillaries, and is believed to be effective in improving circulation and in reducing blood pressure.

Dysmenorrhea Patch

      This is a soft patch, applied externally, for pain relief from dysmenorrhea (menstrual cramps) that combines traditional Chinese point
therapy and modern trans-dermal technology.   This product contains a pure
herb formula selected from rare Chinese herbs or plants which is refined to extract the effective ingredients. This product is believed to be effective in regulating microcirculation, in balancing the functions of the human body and in enhancing the immunity response of women. It is believed to be effective in treating the dysmenorrhea (cramping) in a woman's critical days, and in regulating pain and catamenia (menstruation period).

Yin Ke Psoriasis Spray

      Psoriasis is a disease that is difficult to treat. TDR's scientists have focused their efforts in finding treatments for this disease. This product contains a Chinese herbal that is believed to be effective in killing pathogenic ringworms inside or under the skin, causing scale-like skin to fall off, and allowing healthy skin to grow.

Wart Removing Spray

      This product has been developed to eliminate the virus in a tumor or wart. The product is effective in removing warts, through a strong permeation and sterilization process. The product is a highly concentrated washing liquid that is applied to the topical area.

Chilblain Ointment

      This product contains Rhizoma Paridis, Rhizoina Bletilae and Camphor,
and is refined from Chinese herbal materials.   It is believed to be effective
in improving blood circulation, and in eliminating various symptoms of Chilblain (a cold injury that appears as an inflamed swelling on the extremities), including itching and swelling.

Hemorrhoids Ointment

      This product contains Acetate, Radix notoginseng, and Rhizoma coptidis. The product is made in a soft ointment that is effective in sterilizing and relieving hemorrhoid symptoms, including itching, distending pain, burning, and bleeding.

Tinea Pedis Spray, Ointment and Powder

      This product contains Cortex Pseudolaricis and Cortex Phellodendri, and is a treatment for killing various pathogens on the skin surface and subcutaneously, such as mycete (a fungus), trichopytic, staphylococcal bacteria aureus, bacillus coli, and candida albicans (thrush).

Dermatitis Spray

      This product is effective in sterilization and in relieving itching in various kinds of skin pruritis (intense itching condition) caused by eczema, urticaria (hives), seborrheic dermatitis (flaking of skin, dandruff), herpes zoster (shingles), neurodermitis and allergic dermatitis.

Dandruff Treatment Herbal Shampoo

      This product has been specifically designed to treat dandruff, and is
not intended for use as an ordinary shampoo.   The product is believed to be
effective in killing fungi and providing nutrition to pallium cells.

Runze Eye Drop

      This product is refined from active ingredients extracted from natural herbs or plants, and functions as a protection from infection, tiredness of optic nerves and myopia.

Other Products

      TDR offers a number of additional products made from Chinese herbs and plants, including a leukoderma ointment, rheumatism spray, Coryza powder, Hircus removing spray, gonorrheal cleaning spray, a snoring retardant, deodorants, diet tea, cough arresting patch, pharyngitis spray, and others.

      The following table sets forth our principal products and the approximate amount and percentage of revenue from each of such products during the fiscal year ended December 31, 2005:

     Product Name                                Revenue in 2005
---------------------------------     --------------------------------------
                                      Amount (U.S.$)    Approx. % of Revenue
                                      ----------------  --------------------
Tinea Pedis Spray, Ointment
  and Powder                                628,661            8.23
Yin Ke Psoriasis Spray                      285,219            3.73
Hemorrhoids Ointment                        187,770            2.46
Wart Removing Spray                         241,988            3.16
Sumei Slim Patch                          1,612,152           21.10
Pain killer Patch                           144,449            1.89
Anti-Hypertension Patch                   2,757,588           36.09
Dermatitis Spray and Cream                  287,148            3.76
Dandruff Shampoo                             46,090            0.60
Chilblain Ointment                           66,756            0.87
Other Products                            1,500,459           19.65


RESEARCH AND DEVELOPMENT

      TDR currently conducts all of its research and development ("R&D") activities, either directly or through collaborative arrangements with
universities and research institutions in the PRC.   TDR has its own research,
development and laboratory facilities located at its principal headquarters in the city of Harbin, Heilongjiang Province. TDR's R&D team currently consists of approximately 26 people, of which 19 people are full time researchers and 7 people are part time technical experts. Many of TDR's team members are professors affiliated with universities in the PRC.

      TDR has established several long term partnerships with well-known universities and enterprises in the PRC. TDR has built a gene medicine laboratory through a collaborative effort with Harbin Medical University; established a cell laboratory with North East Agricultural University; and
founded a monoclonal antibody laboratory with Jilin University.   As a result
of one of these collaborations with Harbin Medical University, a product known
as "Endothelin-1" is currently under development.   At such time as
development is successfully completed, TDR will commence efforts to market Edothelin-1 as a new anti-cancer medicine. There can be no assurance, of course, that these development efforts, or that any subsequent efforts to obtain SFDA approval of the product, will be successful. TDR, in collaboration with Harbin Medical University, has completed a laboratory experimental study pertaining to Edothelin-1, which is required prior to clinical trials, and is currently applying for approval to enter clinical experiments. This medicine has been recognized by the PRC as the "Top Category in New Medicine." In order to qualify as the "Top Category in New Medicine," a company must have intellectual property rights, high technology involvement, strong innovation, and the medicine must be the first of its kind
to be introduced to the PRC.   TDR has ownership of the intellectual property
rights pertaining to this technology, and has obtained an invention patent in China. Under its partnership arrangements with other universities and research institutions, TDR will generally hold the intellectual property rights to any developed technology.

PRODUCTS UNDER RESEARCH AND DEVELOPMENT

      At present, TDR's ongoing research is divided into four aspects: (1) the development of an enzyme linked immune technique to prepare extraneous diagnostic kits (see table below); (2) the development of an enzyme linked gold colloid technique to prepare extraneous rapid diagnostic test strip; (3) the development of a gene recombination technique to prepare gene drug; (4) the development of a biology protein chip for various tumor diagnostic applications.

      TDR currently has ten biological products under development. The development of these products will be completed as early as 2006 for some products, and is expected to continue through 2009 or beyond for other
products.   A summary of each of these products is set forth in the table below.

                           BIO EXAMINATION KIT RESEARCH
-------------------------- ------------------------------------ -------------------------- ---------------
                                                                                           Patent or
                                                                                           Intellectual
Testing Kits Name          Clinical Experiment and Status       Application Area           Property (IP)
-------------------------- ------------------------------------ -------------------------- ---------------
Urinate Micro Albumin      Finished clinical experiment,        Early stage diagnosis for   patented
Examination Testing Kit    approved by the State, production    primary kidney disease,
                           certificate expected to be granted   hypertension, diabetes.
                           in 2006
-------------------------- ------------------------------------ -------------------------- ---------------
Urinate Micro Albumin      Completed clinical experiment,       Early stage diagnosis for   patented
Examination Testing Kit    approved by the State, production    primary kidney disease,
                           certificate expected to be granted   hypertension, diabetes.
                           in 2006
-------------------------- ------------------------------------ -------------------------- ---------------
Cardiac Arrest Early       Finished clinical experiment,        Early stage diagnosis for   Applying
Examination Kit            applying for State approval and      miocardial infarction       for patent
                           production certificate.
-------------------------- ------------------------------------ -------------------------- ---------------
AIDS Early Examination Kit Conducting clinical testing,         Early stage diagnosis       Anti-body
                           expected to be finished by June.     for AIDS                    preparation
                           Application for production permit                                is ACPG
                           in July-September 2006.                                          know-how.
-------------------------- ------------------------------------ -------------------------- ---------------
Carcinoma Cervix Early     Product formulated, just started     Early stage diagnosis       Anti-body
Examination Kit            clinical experiment design,          for Carcinoma Cervix        preparation
                           estimated to start clinical                                      is ACPG
                           experiment by June, 2006, and apply                              know-how.
                           for production permit by November.
-------------------------- ------------------------------------ -------------------------- ---------------
Breast Cancer Early        Researching on product formula,      Early stage diagnosis       Anti-body
Examination Kit            estimated to be finished by May,     for Breast Cancer.          preparation
                           and start clinical experiment by                                 is ACPG
                           June, and apply for production                                   know-how.
                           permit by December.
-------------------------- ------------------------------------ -------------------------- ---------------
Liver Cancer Early         Researching on product formula,      Early stage diagnosis       Anti-body
Examination Kit            estimated to be finished by          for Live Cancer.            preparation
                           November, 2006, and start clinical                               is ACPG
                           experiment by December and finished                              know-how.
                           by July, 2007.
-------------------------- ------------------------------------ -------------------------- ---------------




                                        8



-------------------------- ------------------------------------ -------------------------- ---------------
Rectal Cancer Early        Researching on product formula,      Early stage diagnosis       Anti-body
Examination Kit            estimated to be finished by December for Rectal Cancer.          preparation
                           and start clinical experiment by                                 is ACPG
                           January 2007 and finished by March,                              know-how.
                           2007.
-------------------------- ------------------------------------ -------------------------- ---------------
Stomach Cancer Early       Just established product research    Early stage diagnosis for   Anti-body
Examination Kit            team and scheduled to finish by the  Stomach Cancer Cancer.      preparation
                           end of 2007 and launch by 2008.                                  is ACPG
                                                                                            know-how.
-------------------------- ------------------------------------ -------------------------- ---------------

      TDR is currently conducting toxicology experiments, quality standard measurement and other experimentation for its products under development. It is estimated that the experimental time takes about another seven to eight months for each product. TDR cannot predict whether, and when, these efforts will be successful, or the likelihood and/or timing of receiving SFDA approval of each product.

Manufacturing and Selling procedures by PRC government

      For diagnostic reagent manufacturing, the government of the PRC requires the same international standard good manufacturing practices ("GMP") as is required for other manufacturers of medicines. The construction of TDR's workshop will be in accordance with GMP. Construction is nearly completed. TDR expects to be prepared to apply for a GMP certificate in June. TDR has engaged national GMP experts to discuss and instruct in the phase of designing and construction, and it is expected that TDR will pass the GMP inspection.

      In the PRC, the wholesaler and manufacturer with a medicine business license can engage in medicine sales activities. For a diagnostic reagent, the Chinese government adopts the same strategy as for medicines.

Sales approach of the biotech products

      TDR has established a domestic marketing network for its products covering most of the PRC mainland, and has employed sales agents in these areas. TDR's target customer will be chain drug stores and hospitals in all cities. TDR will use distributors to sell products in those countries and remote regions where it does not have any sales agents.

      TDR has established a marketing network through independent agents to develop an international market. At present, TDR has established about 20 international agents to sell its products.

MATERIALS AND SUPPLIERS

      TDR employs a purchasing staff with extensive knowledge of TDR products that works with marketing, product development, and formulations and quality
control personnel to source raw materials for products and other items.   Raw
materials are sourced principally in the PRC, and are generally available from a variety of suppliers. No one supplier accounts for more than 20% of TDR's total raw material purchases. TDR seeks to mitigate the risk of a shortage of raw materials, through identification of alternative suppliers for the same or similar raw materials, where available. TDR manufactures bulk branded products to allow more extensive vertical integration and to improve the quality and consistency of raw materials.

CUSTOMERS AND DISTRIBUTION

      Currently, TDR products are sold primarily in the PRC and, to a lesser extent, in Hong Kong and in eleven other countries. Approximately 90% of TDR revenue is from the sale of products in China and Hong Kong.

      Over the past several years, TDR has continuously expanded its
distribution channels for its products.   As a result, it has established
representative sales offices in 22 provinces and 125 municipalities, and deployed sales managers and representatives in each of these markets.

      TDR products are sold directly to retail stores, including pharmacies
and drug store chains, and through independent distributors.   TDR currently
has approximately 780 customers, not including branches of retail and drug supply chains. No single customer accounts for more than 5% of its total revenue.

      TDR also exports a number of its products to 11 countries, including the United States, Germany, Denmark, and others, and utilizes agents and independent distributors for these marketing and sales efforts.

      TDR will continue efforts during 2006 and beyond, to expand its markets into other provinces and larger cities in the PRC, and to other markets worldwide.

COMPETITION

      Competition in the TCM and over-the-counter nutraceutical business is intense in China and throughout the world. TDR competes with various firms, many of which produce and market products similar to its products, and many of which have greater resources than it does in terms of manufacturing and marketing capabilities, management expertise and breadth, and financial wherewithal.

      TDR's direct competitors are other domestic firms engaged in developing, manufacturing and marketing TCM and nutraceutical products. There are many of these companies in the PRC, in Heilongjiang Province, and even in the city of
Harbin.   In 2004 and 2005, a few of TDR's direct competitors included:

      .   Likang Medicine Company, located in the Economic Development
          District of Su Zhou, Jiang Su Province.   Likang markets a health
          cream and skincare tablet in competition with many of TDR's ointments and patches.

      . Hei Long Jiang Tian Long Pharmaceutical Co., Ltd., located in Harbin, Heilongjiang Province, which manufactures and markets an eye drop, ointment, and other products that compete with TDR's products.

      . Shan Dong Famine 3 Clean, located in Ji Nan, Shan Dong Province, which markets a eye drop and cleansing products that compete with TDR's products.

      TDR expects that the competition for TCM and nutraceutical products in the PRC and other world markets will become more intense over the next few years. TDR will also face competition from foreign companies who may have established products, a strong proprietary pipeline and strong financial
resources.   TDR management believes it has certain competitive advantages in introducing new products to market due to its R&D capabilities and its relationship with certain universities and other research institutions. However, there can be no assurance that it will be able to compete and continue to grow in this highly competitive environment.

PRODUCTION AND OTHER FACILITIES

      TDR, and its subsidiaries, have two separate facilities, headquartered in the city of Harbin, Heilongjiang Province. The older facility includes 3,000 square meters of production space, and 1,000 square meters of warehouse. The facility also includes an extraction workshop (approximately 1,200 square meters) and filling workshop (approximately 500 square meters) for traditional Chinese medicines; a patches production line (approximately 500 square meters), packing workshop (approximately 500 square meters), testing workshop (approximately 50 square meters), examination laboratory (approximately 100 square meters), sample laboratory (approximately 50 square meters), refining room (approximately 100 square meters), and a work-in-process warehouse (approximately 300 square meters); finished product warehouse (approximately 200 square meters), materials warehouse (approximately 100 square meters) and a packing warehouse (approximately 400 square meters).

      The newer facility covers consists of a four floor office building (1,500 square meters for office purpose, 1,200 square meters for R&D center, 800 square meters for central examination lab, dormitory and eatery 1,000 square meters.), total 4,500 square meters construction area, and a factory of
3,500 square meters.   The facilities also include: an enzyme immunity reagent
kit production workshop (1,500 square meters) and a colloid gold production workshop (600 square meters); a packing workshop (800 square meters); and an examination lab (500 square meters). The newer facility also includes a research center covering approximately 1,200 square meters, for research pertaining to the development of various products, including traditional Chinese medicinals (TCM), biological medicine, gene medicine, immune body research, and vitro diagnosis reagent. These facilities also include an electricity room, heating and boiler room and garage. TDR's enzyme immunity examination reagent kit production workshop includes antigen and immune body areas, disinfection room, aseptic clothes room, cushion room, weighing room, separation room, cleaning equipment room, a Wan Ji flow cushion room, and antigen and immune body sign room. The enzyme sign processing area has cushion room, cloth cleaning room, cleaning equipment room, packing material temporary storage room, raw material temporary storage room, equipment storage room, weighing room, seal protection room, seal foster room, drying room, packing room, and middle cooler room. The work fluid separation loading room includes a disinfection clean room, storage room, weighting room, loading room, and immune body purification room. The colloid gold production workshop has a darkroom, sample room, seal room, cementation room, cutting room, and a packing room. The packing workshop includes a central equipment room, a cooler room, material relay room, label and temporary storage room, a packing material temporary storage room, two examination cooler rooms, and two finished product cooler rooms.

      TDR's production facilities are operated in accordance with "good manufacturing practices" ("GMP"), and are GMP certified for its current products.

GOVERNMENT REGULATION

Regulatory Environment

      TDR's principal sales market is in the PRC.   TDR is subject to the
Pharmaceutical Administrative Law of the PRC, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in the
PRC, and sets penalties for violations.   In addition, our business is subject
to various regulations and permit systems of the government of the PRC.

      The governmental approval process in the PRC for a newly developed
health product can be lengthy and difficult.   A product sample is first sent
to a clinical testing agent designated by the Ministry of Health, which conducts extensive clinical testing and examinations of the product to verify if it has the specified functions as stated by the company producing the
product.   A report will then be prepared and issued by the clinical testing
agent confirming or negating such functions.   It generally takes six months
to one year for a report to be issued by the testing agent, after submittal to
the agent.   The report must then be submitted to a provincial Health
Management Commission for approval.   Following this submittal, a letter of
approval issued by such commission will be submitted to the Ministry of Health for the issuance of a certificate that authorizes sale and marketing of the product in the PRC.

      This entire process will generally take between eighteen months and two
years.   The approval process will depend to a certain extent on whether a specified product is a plant based pharmaceutical ("PBP") or a plant based
nutracecutical ("PBN").   PBPs are products composed of herbs, roots and
plants that do not use synthetic chemicals, with certain medicinal functions for treatment of one or more illnesses. PBPs are generally prescription-based
but in some cases may be sold over-the-counter.   PBNs, also frequently known
as "dietary supplements" or "nutritional supplements," are also composed of herbs, roots and plants, but are essentially prophylactic or preventive in
nature.  All PBNs are available over-the-counter without a prescription.   In
the PRC, PBPs require the approval of the SFDA, and PBNs only require the approval of state and local governments prior to manufacturing and sale. Obtaining the approval from the SFDA is generally more complex and lengthy.

      Because TDR and is subsidiaries are wholly-owned enterprises, TDR is subject to the law on foreign investment enterprises in the PRC, and the foreign company provisions of the Company Law of China, which governs the conduct of our wholly-owned subsidiaries and their officers and directors.

Compliance with Environmental Law

      TDR complies with the Environmental Protection Law of the PRC, as well
as applicable local regulations.   In addition to compliance with the PRC law
and local regulations, TDR consistently undertakes active efforts to ensure
the environmental sustainability of its operations.   Because the
manufacturing of herb and plant-based products does not generally cause significant damage or pollution to the environment, the cost of complying with
applicable environmental laws is not material.   In the event TDR fails to
comply with applicable laws, it may be subject to penalties.

INTELLECTUAL PROPERTY

      TDR regards its service marks, trademarks, trade secrets, patents and similar intellectual property ("IP") as critical to its business. TDR has relied, and will rely, on patent, trademark and trade secret law, as well as confidentiality and license agreements with certain of its employees, consultants, customers and others, to protect its proprietary rights.

      Under the PRC State Protection law, certain herbal medicine products which have received approval from the SFDA, have automatic protected IP rights for a seven-year period from the date of grant of such approval. An application can be submitted to extend such protection for up to three
consecutive seven-year periods.   Once this protection period has expired, an
applicant may apply for patent protection in the PRC.   To a large extent, TDR
relies on such State Protection law to protect its IP rights with respect to its products. In addition, as of the date of this filing, TDR owns a total of 7 patents in the PRC, pertaining to its TCMs and biotech diagnostic kits and drugs, as follows:

      (1)  Package foil bag design patent of Sumei slim patch;
      (2)  Package box design patent for all TCM products;
      (3)  Arts and crafts patent of Human Urinary Albumin Elisa Kit;
      (4)  Arts and crafts patent of Sumei slim patch;
      (5)  Arts and crafts design patent of Sumei slim patch;
      (6)  Arts and crafts patent of Suning cough removing patch; and
      (7)  Arts and crafts patent of Endostatin.

      TDR has received the following awards by the government of the PRC:

      (1) High Technology products certificates by Heilongjiang High Technology Products Committee covering the following products:

            (a)  The Coryza Spray;
            (b)  Dermatitis Spary;
            (c)  Pharyngitis Spray;
            (d)  Tinea Pedis spray;
            (e)  Gonorrhea Cleaning Spray
            (f)  Wart-removing liquid;
            (g)  Sumei Slim patch;
            (h)  Suning Cough removing patch; and
            (i)  Psoriasis Spray.

      (2)  National Class Torch Project (pertaining to the Sumei slim patch);

      (3) Excellence Products Award for Human Urinary Albumin Elisa Kit by The 6th New & High Technology Fruits Fair Shen Zhen and National Commercial Department;

      (4) 100 important pre-phase projects in Heilongjiang Province covering various medical diagnostics kits;

      (5) Material Medical Technology Research and Development Company (by Heilongjiang provincial Science and Technology Bureau); and

      (6) High Technology Industrialized Base of Medical Area, by Heilongjiang Provincial Development and Reform Committee (March of 2006).

      TDR has registered "Kang Xi" as its trademark, which is used for all of TDR's TCM products.

EMPLOYEES

      The number of TDR's employees has increased over the past two years, due to growth, increased R&D and expanded marketing and distribution of products Currently TDR has a total of approximately 1,214 employees and manufacturers' representatives, generally falling into the following categories:

      By company:

      Company                 Number of Employees
      -------------------     -------------------

      TDR                            1,117*
      Kangxi                            66
      First                             31
                        TOTAL:       1,214

      By nature of job:

      Type of Job             Number of Employees
      -------------------     -------------------

      Executives and Managers           17
      Production and clerical          114
      Sales and Marketing            1,057*
      Research and Development,
       Technology                       26

*Includes manufacturers' representatives.

      TDR has employment agreements with a number of our higher level employees. None of the employees are covered by a collective bargaining agreement; however, TDR believes its relationship with employees is good.

DESCRIPTION OF PROPERTY

      The facilities of TDR and its subsidiaries are located on approximately 92,000 square meters of land, including two buildings in the city of Harbin, Heilongjiang Province.

      Under Chinese law, the government owns all of the land in the PRC and companies and individuals are authorized to use the land only through land use
rights granted by the PRC government.   The PRC has granted TDR a land use
grant covering the land and facilities in which its headquarters are located in downtown Harbin City, which expires in 2046. The PRC has granted land use rights on TDR's two production and warehouse facilities, expiring in 2048 and 2053, respectively. TDR's two buildings contain GMP production certified facilities, and are used for manufacturing office, warehousing and staff operations.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
        AND RESULTS OF OPERATIONS OF ACPG AND SUBSIDIARIES

      Attached to this Form 8-K are the audited consolidated financial statements of ACPG (including TDR and subsidiaries) for the fiscal year ended December 31, 2005; and the audited consolidated financial statements of TDR (and subsidiaries) for the fiscal year ended December 31, 2004 (the "Consolidated Financial Statements"). The discussion that follows is provided by ACPG management and is based on the consolidated results of operations for the years ended December 31, 2005 and 2004, respectively. This discussion should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere herein.

      The discussion and analysis of ACPG's and TDR's financial condition and results of operations are based upon the Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements required ACPG and TDR to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, ACPG and TDR evaluate these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, net lease intangibles, contingencies and litigation. ACPG and TDR base their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

RESULTS OF OPERATIONS

      ACPG's business is conducted through its wholly-owned subsidiary, TDR, and TDR's subsidiaries. The results of operations of TDR have been included in the financial statements included in this report, since the acquisition date. References below to ACPG shall mean ACPG combined with TDR and its subsidiaries.


Results from Operations - Comparison of Years Ended December 31, 2005 and 2004

                                      Dec. 31, 2005  Dec. 31, 2004
                                      -------------- --------------
Revenues
    Sales                             $   7,508,935  $   4,232,020
    Government grant                        202,706        659,420
                                      -------------- --------------
    Total Revenues                        7,711,641      4,891,440

Cost of Good Sold
    Cost of good sold                     2,099,252      1,127,134
    Business Tax and Surcharges             114,416         66,207
                                      -------------- --------------
    Total Cost of Good Sold               2,213,668      1,193,341
                                      -------------- --------------
Gross Profit                          $   5,497,973  $   3,698,099
                                      ============== ==============

      Revenues increased by 77% in 2005 to $7,711,641 from $4,891,440 in 2004, resulting in net income of $2,206,075 for 2005 compared to net income of $1,420,019 in 2004. This was mainly attributable to sales associated with the introduction of numerous new products, an increase in domestic distribution centers, and increase in worldwide exports.

      Government grant decreased by 69% in 2005 to $202,706 from $659,420 in 2004. Government grant was issued for supporting the Company's facility construction, research, development, and production of medicines. The grant is recognized as income over the period necessary to match with related cost. This decrease in government grant received was also due to the expansion in size of the combined company, and an increase in revenue and capital.

      Cost of sales increased by 86% to $2,213,667 in 2005 as compared to $1,193,340 for 2004. This increase was primarily due to a 77% increase in sales.

      Business tax and surcharges increased by $48,209 or 73% to $114,416 for 2005 compared to $66,207 for 2004 was due to significant increases in business tax and value-added tax in 2005 as a result of net increment in sales revenues by $2,820,201 or 77% to $7,711,641 from $4,891,440 in 2004.

      Gross profit margin decreased by 4% during 2005. Gross profit margins vary from product to product depending on a number of factors including: (a) cost of patent; (b) customer demand; (c) cost of ingredients; and (d) competitor pricing policies.

                                      Dec. 31, 2005  Dec. 31, 2004
                                      -------------- --------------
Operating Expenses
   General and administrative expense $     347,766  $     324,227
   Selling expense                        2,528,216      1,788,370
                                      -------------- --------------
   Total Operating Expenses               2,875,982      2,112,597
                                      -------------- --------------
Other Income (Expenses)
   Interest income                            1,321             10
   Interest expense                         (19,941)           (43)
                                      -------------- --------------
   Total Other Income (Expenses)      $     (18,620) $         (33)
                                      ============== ==============

      Finance costs increased to $18,620 in 2005 from $33 in 2004, and was primarily due to the short-term borrowings TDR obtained from commercial bank.

      Interest expenses of $19,941 represented the interest incurred in 2005 associated with the bank loans of $495,840. There was no short-term borrowing in year 2004.

      General and administrative expenses increased by $23,539 or 7% from $324,227 in 2004 to $347,766 in 2005. The unfavorable variance was mainly attributable to increase in salaries and welfare to administrative staff. Salaries and welfare to administrative staff increased by $483,618 from $792,696 in 2004.

      Depreciation increased by $8,435 or 26% to $41,216 for 2005 compared to 2004 of $32,781. In 2005, ACPG purchased automobiles of $68,576. Due to the growth of new medical products development, ACPG also acquired equipment of $308,972.

      Selling expenses represented expenditures in connection with the distribution and selling of properties as well as expenses incurred by the Sales Department.

      Selling expense increased by $739,846 or 41% from $1,788,370 in 2004 to $2,528,216 in 2005. The unfavorable variance was mainly attributed to significant increases in business promotion, salaries to selling staff, and sales commission.

LIQUIDITY AND CAPITAL RESOURCES

      ACPG's assets primarily consist of its operating subsidiaries, marketable properties for sales, cash and cash equivalents.

      The combined company has approximately $2.8 million in cash and cash equivalent at December 31, 2005, as compared to $1.9 million at December 31, 2004. The current ratio at December 31, 2005 was 2.74. ACPG's primary sources of funds include cash balances, cash flow from operations, the
potentially, the proceeds of borrowing or offering of equity.   Management
endeavors to ensure that the funds are always available to take advantage of new investment opportunity and they are sufficient to meet future liquidity and capital needs. Management considers current working capital and borrowing capabilities adequate to cover ACPG's planned operating and capital requirements.

      Cash and equivalents increased by $921,785 or 48% to $2,841,352 as of December 31, 2005, compared to $1,919,567 as of December 31, 2004, which was mainly due to an increase in sales proceeds received from the sales of existing and newly developed products.

      There was no restrictive bank deposit pledged as of December 31, 2005 and 2004. Therefore, ACPG did not have to maintain any minimum balance in the relevant deposit account as security.

      Accounts receivables increased by $157,900 or 14% to $1,258,113 as of December 31, 2005 compared to $1,100,213 of December 31, 2004. Ninety percent of the Company's receivable aged is less than 60 days.

      Inventories decreased by $270,501 or 42% to $381,140 as of December 31, 2005 from $651,641 as of December 31, 2004. The decrease in inventories is primarily due to an increase in sales.

      Properties and equipment, stated at cost less accumulated depreciation and amortization, consist of:

                                      Dec. 31, 2005  Dec. 31, 2004
                                      -------------- --------------

Buildings                             $     619,810  $     619,810
Automobiles                                 133,998         65,422
Furniture and fixtures                        4,382          3,008
Equipments                                  419,242        110,270
                                      -------------- --------------
   Total Property and Equipment           1,177,432        798,510
                                      -------------- --------------
Less:  Accumulated depreciation
  and amortization                         (217,437)      (176,221)
                                      -------------- --------------
   Property and Equipment, Net        $     959,995  $     622,289
                                      ============== ==============

      Net book value of fixed assets increased by $337,706 or 35% to $959,995 as of December 31, 2005, compared to $622,289 as of December 31, 2005, which was attributable to the purchase of automobiles and equipments.

      Construction-in-progress represents the facility project of Harbin First Bio-Engineering Company Limited ("First"). Construction-in-progress represents the cost of the land use rights, capitalized interest expenses, related pre-approval capital expenditures and government approval fees.

      A breakdown on these costs by project is as follows:


Construction-in-Progress              Dec. 31, 2005  Dec. 31, 2004
                                      -------------- --------------
Comprehensive building                $     559,044  $     543,479
Dewatering excavation                       120,773        120,773
Factory construction                        495,169        495,169
Boiler project                               60,386         60,386
Fire Prevention                              90,580         90,580
Power supply system                          96,618         96,618
Building engineering                        289,855        289,855
Air-conditioning System                     434,783        434,783
Road improvement                            265,700        265,700
Lab construction                             30,990              -
                                      -------------- --------------
       Construction-in-Progress       $   2,443,898  $   2,397,343
                                      ============== ==============

      Intangible assets increased by $433,861 or 299% to $578,788 as of December 31, 2005 from $144,927 as of December 31, 2004, which was due to the purchase of New Endothelin-1.

Current Liabilities                   Dec. 31, 2005  Dec. 31, 2004
                                      -------------- --------------
Accounts payable and accrued expenses $     580,941  $   1,914,358
Customer deposits                           142,523         69,520
Short-term loan - secured                   495,840              -
Wages payable                               122,643         81,016
Welfare payable                              97,745         68,308
Taxes payable                               145,621         47,766
Deferred revenue - government grant          55,782        101,334
                                      -------------- --------------
      Total Current Liabilities       $   1,641,095  $   2,282,302
                                      ============== ==============

      Current liabilities decreased by $641,207 or 28% to $1,641,095 as of December 31, 2005 compared to $2,282,302 as of December 31, 2003, and was attributable to the decrease in accounts payable and accrued expenses.

      Accounts payable decreased by $1,333,417 or 70% to $580,941 as of December 31, 2005 compared to $1,914,358 as of December 31, 2004, and was attributable to the excessive funds generated from sales.

      Short-term loans totaling $495,840 as of December 31, 2005 (2004: $0) extended by a commercial bank, were used to finance First's construction project. The bank loan is secured and bears monthly interest at 0.651% and is mature on June 30, 2006. During the year ended December 31, 2005, TDR incurred $19,941 of interest expenses associated with the borrowing on this loan.

      Capital reserve represented that amount appropriated from net income after tax (Enterprise Income Tax) for the period/year. As stipulated by the relevant laws and regulations applicable to the PRC's foreign investment enterprises, TDR is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to the statutory surplus reserves which include a general reserve, an enterprises expansion reserve, and employee welfare and bonus reserves. Pursuant to the relevant PRC regulations and the provisions of the TDR's Memorandum and Articles of Association, TDR is required to appropriate 10% of the net distributable profit after enterprise income tax to capital reserve, profit attributable to the shareholders shall be appropriated in the following sequence; the general reserve is used to offset future extraordinary losses as defined under PRC GAAP. TDR may, upon a resolution passed by the owners, convert the general reserve into capital.

      The employee welfare and bonus reserve is used for the collective welfare of the employees of TDR. The enterprise expansion reserve is used for the expansion of TDR and can be converted to capital subject to approval by the relevant authorities. TDR recorded reserves of $203,349 in 2005. No such adjustments are required under accounting principles generally accepted in the United States of America in 2005.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      As of December 31, 2005 and 2004, ACPG had no material derivative instruments. ACPG may enter into derivative financial instrument transactions in order to mitigate its interest rate risk on a related financial instrument in the future.

      ACPG's balance sheet includes assets and liabilities whose fair values are subject to market risk. Market risk is the risk of loss arising from adverse changes in market prices or interest rates. Generally, borrowing is short to medium term in nature and therefore approximate fair value. ACPG currently has interest rate risk as it related to its fixed maturity mortgage participation interest. Management seeks to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs by closely monitoring its interest rate debt.

      ACPG's equity risk is related to its marketable equity securities, and foreign currency risk relates to investments denominated in foreign currencies. Because TDR and its subsidiaries are mainly located and doing business in the PRC, there were no significant changes in exchange rates. However, unforeseen developments may cause a significant change in exchange rates. ACPG is subject to commodity price risks arising from price of construction materials.

CONTROLS AND PROCEDURES

      Under the supervision of and with the participation of ACPG's management, including its principal executive officer and principal financial officer, ACPG evaluated the effectiveness its disclosure controls and procedures, as such term is defined under Rules 121-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based on this evaluation, ACPG's principal executive officer and principal financial officer concluded that its disclosure and procedures were effective as of the end of the period covered by this quarterly report. There was no change in ACPG's internal controls over financial reporting or in other factors during

ACPG's last fiscal quarter that materially affected, or is reasonably likely to materially affect, ACPG's internal controls over financial reporting. There were no significant deficiencies or material weaknesses, and therefore there were no corrective actions taken.

                           RISK FACTORS

      An investment in the Company's common stock involves a high degree of risk. Any prospective investor should carefully consider the risks described below, together with any additional information in this Form 8-K, as well as information in any other reports filed by the Company with the U.S. Securities and Exchange Commission ("SEC"), before making an investment decision. Additional risks and uncertainties not presently foreseeable to the Company
may also impair business operations.   If any of the following risks occur,
the Company's business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of the Company's common stock could decline, and an investor could lose all or part of his investment.

      Most of the risks set forth below pertain to the business of the Company following the closing of the Exchange Agreement with ACPG, which is expected to occur in the end of May, 2006. At such time, the business of the Company will be conducted through ACPG and its subsidiary, TDR (and its subsidiaries).

CHINA RELATED RISKS

The Company's business will be affected by the government regulation and Chinese economic environment because most of our sales will be in the China market.

      Although ACPG has started exporting products to other countries, most of its sales are in the PRC. It is anticipated that ACPG's products in China will continue to represent a significant portion of sales in the near future. As a result of ACPG's reliance on the China markets, its operating results and financial performance could be affected by any adverse changes in economic, political and social conditions in China.

      The modernization of regulations for the pharmaceutical industry is relatively new in the PRC, and the manner and extent to which it is regulated
will continue to evolve.   As a pharmaceutical company, ACPG is subject to the
Pharmaceutical Administrative Law, which governs the licensing, manufacture, marketing and distribution of pharmaceutical products in the PRC, and sets penalty provisions for violations of provisions of the Pharmaceutical Administrative Law. In addition as a "Foreign Owned Enterprise," ACPG will be subject to the Foreign Company provisions of the Company Law of the PRC. Changes in these laws or new interpretations of existing laws may have a significant impact on ACPG's methods and its costs of doing business. For example, if legislative proposals for pharmaceutical product pricing, reimbursement levels, approval criteria or manufacturing requirements should be proposed and adopted, such new legislation or regulatory requirements may have a material adverse effect on ACPG's financial condition, results of operations or cash flows. In addition, ACPG is subject to varying degrees of regulation and licensing by governmental agencies in China. At this time, ACPG is unaware of any China legislative proposals that could adversely affect its business. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on ACPG, that regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable laws or regulations, or that any changes in applicable laws or regulations will not have a material adverse effect on ACPG and its business.

      The economy of the PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect ACPG's future manufacturing expansion. The Chinese government also exercises significant control over the PRC's economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, ACPG's development of research and development technologies and products is subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

There are risks inherent in doing business in China.

      The PRC is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries which are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect ACPG's performance.

Certain political and economic considerations relating to the PRC could adversely affect ACPG.

      While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on ACPG's operations or future business development. ACPG's operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

The recent nature and uncertain application of many PRC laws applicable to ACPG create an uncertain environment for business operations and they could have a negative effect on ACPG.

      The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on ACPG's business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

It may be difficult to effect service of process and enforcement of legal judgments upon ACPG and its officers and directors because they reside outside the United States.

      As ACPG's operations are presently based in the PRC and its directors and officers reside in the PRC, service of process on ACPG and such directors and officers may be difficult to effect within the United States. Also, substantially all of ACPG's assets are located in the PRC and any judgment obtained in the United States against ACPG may not be enforceable outside the United States.

ACPG's business may be affected by unexpected changes in regulatory requirements in the jurisdictions in which ACPG operates.

      ACPG and its subsidiaries are subject to many general regulations governing business entities and their behavior in China and in other jurisdictions in which ACPG and its subsidiaries have, or plan to have, operations and market ACPG products. In particular, ACPG is subject to laws and regulations covering food, dietary supplements and pharmaceutical products. Such regulations typically deal with licensing, approvals and permits. Any change in product licensing may make ACPG's products more or less available on the market. Such changes may have a positive or negative impact on the sale of ACPG's products and may directly impact the associated costs in compliance and its operational and financial viability. Such regulatory environment also covers any existing or potential trade barriers in the form of import tariff and taxes that may make it difficult for ACPG to import its products to certain countries and regions, such as Hong Kong, which would limit its international expansion.

ACPG may have difficulty attracting talent in foreign countries.

      Currently, over 90% of ACPG's sales are in the PRC and in Hong Kong. ACPG is in the process of attempting to establish marketing and sales presence in the United States and other countries. ACPG expects to establish an office in the United States for investor relations. In the future, ACPG may explore expanding its operations in the United States, as well as other countries throughout the world. Upon effecting any such expansion, ACPG may not be able to identify and retain qualified personnel due to its lack of understanding of different cultures and lack of local contacts. This may impede international expansion.

ACPG may experience currency fluctuation and longer exchange rate payment cycles.

      The local currencies in the countries in which ACPG sells products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of ACPG's products sold and the value of ACPG's local currency profits. While operations in countries other than China do not comprise a substantial portion of revenue at the present time, ACPG intends to expand its business in other countries, which would result in an increased risk of exposure of its business to currency fluctuation.

Since most of ACPG's assets are located in China, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

      As discussed above, ACPG's assets are predominantly located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for investors in case of dividend payment and liquidation.

FOREIGN EXCHANGE CONTROL RISKS

Currency conversion and exchange rate volatility could adversely affect ACPG's financial condition.

      The PRC government imposes control over the conversion of RMB into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, referred to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

      Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of RMB into foreign exchange by Foreign

Investment Enterprises, or FIE's, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

      Conversion of RMB into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

      Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

      Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

      ACPG is a FIE to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that ACPG will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

      Since 1994, the exchange rate for RMB against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese RMB against a number of currencies, rather than just the U.S. dollar. As ACPG's operations are primarily in China, any significant revaluation of the Chinese RMB may materially and adversely affect cash flows, revenues and financial condition. For example, to the extent that ACPG needs to convert United States dollars into Chinese RMB for operations, appreciation of this currency against the United States dollar could have a material adverse effect on ACPG's business, financial condition and results of operations. Conversely, if ACPG decides to convert Chinese RMB into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese RMB that ACPG converts would be reduced.

REGULATORY RISKS

ACPG's business is subject to many governmental regulatory and policy risks.

      ACPG's business must be conducted in compliance with various government regulations and in particular, the PRC State Food and Drug Administration ("SFDA") regulations. Government regulations may have material impact on operations, increase costs and could prevent or delay ACPG in manufacturing and selling its products. Research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China, including health and drug regulations. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of pharmaceutical products. ACPG will not be able to license, manufacture, sell and distribute the vast majority of its products without a proper approval from government agencies and in particular the SFDA. There is no assurance that ACPG will obtain such approvals.

      In addition, delays or rejections may be encountered based upon additional government regulation from future legislation, administrative action or changes in governmental policy and interpretation during the period of product development and product assessment. Although ACPG has, so far, obtained the rights to sell its products in China, it may not continue to receive and maintain regulatory approvals for the sales of these products. ACPG's marketing activities are also subject to government regulations with respect to the prices that it intends to charge or any other marketing and promotional related activities. Government regulations may substantially increase the costs for developing, licensing, manufacturing and selling products, impacting negatively ACPG's operations, revenue, income and cash flow.

There could be changes in government regulations towards the pharmaceutical and nutraceutical industries that may adversely affect ACPG's business.

      The manufacture and sale of pharmaceutical and nutraceutical products in the PRC is heavily regulated by many state, provincial and local authorities. These regulations significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. ACPG's future growth and profitability depend to a large extent on its ability to obtain regulatory approvals.

      The SFDA of China implemented new guidelines for licensing of pharmaceutical products. All existing manufacturers with licenses, which are currently valid under the previous guidelines, are required to apply for the Good Manufacturing Practices ("GMP") certifications by June 30, 2004, and to receive approvals by December 31, 2004. ACPG received certifications for its current products. However, should ACPG fail to receive or maintain the GMP certifications under the new guidelines in the future, or for new products, its businesses would be materially and adversely affected.

      Moreover, the laws and regulations regarding acquisitions of the pharmaceutical and nutraceutical industries in the PRC may also change and may significantly impact ACPG's ability to grow through acquisitions.

BUSINESS RISKS

Certain officers and directors have significant control over the Company.

      Mr. Yan-qing Liu and Ms. Xiao-yan Han, who are officers and directors of ACPG and TDR, will serve as the officers and two of the directors of Comet, after the Exchange Agreement is consummated, which is expected to occur in the
end of May, 2006.    Mr. Liu and Ms. Han will own, in the aggregate, 55% of
the issued and outstanding shares of common stock of the Company.   As a
result, these shareholders will be able to control certain corporate governance matters requiring shareholders' approval. Such matters may include the approval of significant corporate transactions such as increasing the authorized number of our shares to complete the acquisition, if necessary, and any other transactions requiring a majority vote without seeking other shareholders' approval. They will also have the ability to control other matters requiring shareholder approval including our election of directors which could result in the entrenchment of management.

ACPG is subject to market and channel risks.

      Over 90% of ACPG's sales are made in the PRC, where ACPG primarily sells its products through drug chain stores. Because of this, ACPG is dependent to a large degree upon the success of that distribution channel as well as the success of specific retailers in the distribution channel. Many of the drug stores are individual stores or very small chains, and only a few are large chain drug stores. ACPG relies on these distribution channels to purchase, market, and sell its products. ACPG's success is dependent, to a large degree, on the growth and success of the drug stores, which may be outside its control. There can be no assurance that the drug store distribution channels will be able to grow or prosper as it faces price and service pressure from other channels, including the mass market. There can be no assurance that retailers in the drug store distribution channel, in the aggregate, will respond or continue to respond to ACPG's marketing commitment in these channels.

ACPG is highly dependent upon the public perception and quality of its products.

      ACPG is highly dependent upon consumers' perception of the safety and quality of its products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on ACPG, regardless of whether these reports are scientifically supported. Adverse publicity may have a material adverse effect on ACPG's business, financial condition, and results of operations. There can be no assurance of future favorable scientific results and media attention or of the absence of unfavorable or inconsistent findings.

ACPG's expansion plan may not be successful.

      ACPG is implementing a strategy to expand the sales of its existing products in the PRC and other countries, and to introduce additional products under development into these markets. This expansion strategy may be based on incorrect assumptions and may be flawed, and may even damage its performance, competitive position in the market and ultimately even its ability to survive in the marketplace. Even if the strategy is correct, ACPG may never be able to successfully implement its strategy.

There are many safety risks involved in ACPG's products and services.

      ACPG's products and services involve direct or indirect impact on human health and life. The drugs, products and services ACPG manufactures and sells may be flawed and cause dangerous side effects and even fatality in certain cases and lead to major business losses and legal and other liabilities and damages to ACPG.

Significant competition from existing and new entities could adversely affect revenues and profitability.

      ACPG competes with other companies, many of which are offering and/or developing, or can be expected to develop and offer, products similar to ACPG's. ACPG's market is a large market with many competitors. Many of ACPG's competitors are more established than ACPG, and have significantly greater financial, technical, marketing and other resources than ACPG. Some of ACPG's competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. ACPG cannot assure investor that it will be able to compete effectively with current or future competitors or that the competitive pressures it faces will not harm its business.

ACPG's plan to develop and introduce new products and technologies may not be readily accepted or meet the need in the marketplace.

      Newly developed products and technologies may not be compatible with market needs. Because markets for various products differ geographically inside the PRC, ACPG's challenge will be to develop and manufacture products to accurately target specific markets to enhance product sales. If it fails to take necessary steps, including market research, to understand the health needs of consumers in different geographic areas, ACPG may face limited market acceptance of its products, which could have a material adverse effect on sales and earnings.

ACPG's success will depend on its research and the ability to develop new products.

      ACPG's growth depends on its ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies, platforms and products. As such, if ACPG fails to make sufficient investments in research, to be attentive to consumer needs, or fails to focus on the most advanced technologies, its current and future products could be surpassed by more effective or advanced products of other companies.

ACPG may have difficulty in defending intellectual property rights from infringement.

      ACPG's success depends, in large part, on its ability to protect current and future technologies and products and to defend its intellectual property rights. If it fails to protect its intellectual property adequately, competitors may manufacture and market similar products. A number of patents covering ACPG's products have been issued, and ACPG has filed, and expects to continue to file, patent applications seeking to protect newly developed technologies and products in various countries, particularly in the PRC. Some patent applications in the PRC are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, ACPG may not be the first to invent, or file patent applications on any of its discoveries. Patents may not be issued with respect to any of its patent applications and existing or future patents issued to or licensed by ACPG may not provide competitive advantages for its products. Patents that are issued may be challenged, invalidated or circumvented by competitors. Furthermore, ACPG's patent rights may not prevent its competitors from developing, using or commercializing products that are similar or functionally equivalent to its products.

      To the extent that ACPG markets products in other countries, it may have
to take additional action to protect its intellectual property.   The measures
it takes to protect its proprietary rights may be inadequate, and ACPG cannot provide any assurance that its competitors will not independently develop formulations and processes that are substantially equivalent or superior to ACPG's products or copy its products.

      ACPG also relies on trade secrets, non-patented proprietary expertise and continuing technological innovation that it seeks to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, trade secrets and proprietary technology may otherwise become known or be independently developed by competitors. If patents are not issued with respect to products arising from research, ACPG may not be able to maintain the confidentiality of information relating to these products.

ACPG will be subject to risks relating to third parties that may claim that ACPG infringes on their proprietary rights and may prevent ACPG from manufacturing and selling certain of its products.

      There has been substantial litigation in the pharmaceutical and nutraceutical industries with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. ACPG may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could involve or result in:

      . the incurrence of substantial expense, even if ACPG is successful in the litigation;

      . a diversion of significant time and effort of technical and management personnel;

      .   the loss of ACPG's rights to develop or make certain products; and

      . the payment of substantial monetary damages or royalties in order to license proprietary rights from third parties.

      Although patent and intellectual property disputes within these industries have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Also, the required licenses may not be made available to ACPG on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent ACPG from manufacturing and selling some of its products or increase costs to market these products.

      In addition, when seeking regulatory approval for some of its products, ACPG is required to certify to regulatory authorities, including the SFDA that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against ACPG. Any lawsuit would delay regulatory approval by the SFDA. A claim of infringement and the resulting delay could result in substantial expenses and even prevent ACPG from manufacturing and selling certain of its products.

      The launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to ACPG. Depending upon the circumstances, a court may award the patent holder damages equal to three times their loss of income. If ACPG is found to infringe a patent held by a third party and become subject to such treble damages, these damages could have a material adverse effect on the results of ACPG's operations and financial condition.

ACPG's failure to comply with accounting policies and regulations in making reasonable estimates and judgments could negatively impact its financial position and results of operation.

      When the Exchange Agreement is consummated, the combined company (Comet and ACPG) will be subject to critical accounting policies and actual results may vary from estimates. The Company and ACPG have followed, and the combined companies will continue to follow, generally accepted accounting principles for the United States in preparing financial statements. As part of this work, ACPG must make many estimates and judgments concerning future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in such financial statements. ACPG believes that these estimates and judgments are reasonable, and has made them in accordance with accounting policies based on information available at the time. However, actual results could differ from estimates, and this could require ACPG to record adjustments to expenses or revenues that could be material to its financial position and results of operations in the future.

The loss or unavailability of key personnel could harm operations.

      ACPG depends on key management and technological personnel. The unavailability or departure of such key personnel may seriously disrupt and harm its operations, business and the implementation of its business strategy and plans. Although many of these personnel are founders and shareholders of ACPG, there can be no assurance that ACPG can be successful in retaining them.

The combined company does not plan to declare or pay any dividends to our shareholders in the near future.

      Neither the Company nor ACPG declared any dividends for the year ended December 31, 2005. Following the closing of the Exchange Agreement, the combined company does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The Company is required to be in compliance with the registered capital requirements of the PRC.

      Under the Company Law of the PRC, the combined company will be required to contribute a certain amount of "registered capital" to its wholly owned subsidiary. By law, ACPG and its subsidiaries are required to contribute at least 10% of after tax net income (as determined in accordance with Chinese
GAAP) into a statutory surplus reserve until the reserve is equal to 50% of ACPG and its subsidiaries' registered capital, and between 5% and 10% of its after tax net income, as determined by ACPG's board of directors, into a public welfare fund. These reserve funds are recorded as part of shareholders' equity but are not available for distribution to shareholders other than in the case of liquidation. As a result of this requirement, the amount of net income available for distribution to shareholders will be limited.

Since most of ACPG's assets are located in the PRC, any dividends or proceeds from liquidation are subject to the approval of the relevant PRC government agencies.

      Because ACPG's assets are predominantly located inside the PRC, ACPG will be subject to the law of the PRC in determining dividends. Under the laws governing foreign invested enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for investors in case of dividend payment and liquidation.

ACPG needs to manage growth in operations to maximize its potential growth and achieve its expected revenues.

      ACPG's success depends on its ability to achieve continued growth. In order to maximize potential growth in current and potential markets, ACPG believes that it must expand its manufacturing and marketing operations. This expansion will place a significant strain on management and operational, accounting, and information systems. ACPG expects that it will need to continue to improve financial controls, operating procedures, and management information systems. It will also need to effectively train, motivate, and manage its employees. Its failure to manage its growth could disrupt operations and ultimately prevent ACPG from generating the revenues it expects.

ACPG cannot assure an investor that its growth strategy will be successful.

      Part of ACPG's strategy is to grow through increasing the distribution and sales of its products by penetrating existing markets in the PRC and Hong Kong, and entering new geographic markets in the PRC as well as Asia, the United States and other countries. However, many obstacles to entering such new markets exist, including, but not limited to, international trade and tariff barriers, shipping and delivery costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios. ACPG cannot, therefore, assure an investor that it will be able to successfully overcome such obstacles and establish its products in any additional markets. Its inability to implement this growth strategy successfully may have a negative impact on growth, future financial condition, results of operations or cash flows.

ACPG will need additional capital to fund growing operations, and it may not be able to obtain sufficient capital and may be forced to limit the scope of its operations.

      ACPG expects it will require substantial capital to fund future operations and to fund growth. Its capital needs will depend on numerous factors, including (1) its profitability; (2) the release of competitive products by its competition; (3) the level of our investment in research and development; and (4) the amount of its capital expenditures. It cannot assure an investor that it will be able to obtain capital in the future to meet its needs.

      If ACPG cannot obtain additional funding, it may be required to:

      .  reduce its investments in research and development;
      . limit its marketing efforts in the PRC and other countries; and . decrease or eliminate capital expenditures.

      Such reductions could materially adversely affect its business and its ability to compete.

      Even if ACPG (or the combined company, following the closing of the Exchange Agreement) is successful in finding a source(s) of additional capital, it may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to ACPG. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of its shareholders. In addition, new equity or convertible debt securities issued by the combined company to obtain financing could have rights, preferences and privileges senior to the common stock. There can be no assurance that any additional financing will be available, or if available, will be on terms favorable to ACPG (or the combined company).

ACPG products could expose it to substantial liability.

      ACPG faces an inherent business risk of exposure to product liability claims in the event that the use of its products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of ACPG's products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, ACPG has not experienced any product liability claims. However, that does not mean that it will not have any such claims with respect to its products in the future. ACPG does not currently carry product liability insurance. The lack of product liability insurance may expose ACPG to enormous risks associated with potential product liability claims.


ACPG depends on its key management personnel and the loss of their services could adversely affect its business.

      ACPG places substantial reliance upon the efforts and abilities of its executive officers, Liu Yan-qing, Chief Executive Officer and Chairman of the Board, Han Xiao-yan, Chief Financial Officer, and Wang Hai-feng, Secretary/Treasurer. The loss of the services of any of these executive officers could have a material adverse effect on the business, operations, revenues or prospects of ACPG. ACPG does not maintain key man life insurance on the lives of these individuals.

International operations require ACPG to comply with a number of U.S. and international regulations.

      ACPG is required to comply with a number of international regulations in countries outside of the United States. In addition, it must comply with the Foreign Corrupt Practices Act, or FCPA, which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. Any failure by ACPG to adopt appropriate compliance procedures and ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties and/or restrictions in its ability to conduct business in certain foreign jurisdictions. The U.S. Department of The Treasury's Office of Foreign Asset Control, or OFAC, administers and enforces economic and trade sanctions against targeted foreign countries, entities and individuals based on U.S. foreign policy and national security goals. As a result, ACPG is restricted from entering into transactions with certain targeted foreign countries, entities and individuals except as permitted by OFAC which may reduce its future growth.

The combined company may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

      Following the closing of the Exchange Agreement, the combined company will incur significant costs associated with public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. All of these applicable rules and regulations can be expected to increase legal and financial compliance costs and to make some activities more time consuming and costly. Management also expects that these applicable rules and regulations may make it more difficult and more expensive to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the combined company to attract and retain qualified individuals to serve on our board of directors or as executive officers.

The combined company may have difficulty raising necessary capital to fund operations as a result of market price volatility for its shares of common stock.

      In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, the shares of common stock of the Company can also be expected to be subject to volatility resulting from purely market forces over which it will have no control. If its business development plans are successful, the combined company may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of existing and new technologies may, therefore, be dependent upon the Company's ability to obtain financing through debt and equity or other means.

RISKS RELATED TO COMMON STOCK

There are substantial risks of lack of liquidity and volatility risks.

      Currently, the Company's common stock is quoted in the OTC Bulletin Board market under the symbol "COMT." The liquidity of our common stock may be very limited and affected by its limited trading market. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

      The trading volume of our common stock may be limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

We may be subject to the risks inherent in a penny stock.

      The Company's common stock may be subject to regulations prescribed by the SEC relating to "Penny Stock." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If the Company's common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT

      The following table sets forth the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of the Company's common stock prior to the closing of the Exchange Agreement, (ii) those persons or groups known to beneficially own more than 5% of the Company's common stock on and after the closing of the Exchange Agreement, (iii) each current director and each person that will become a director upon the closing of the Exchange Agreement, (iv) all current directors and executive officers as a group and (v) all directors and executive officers on and after the closing of the Exchange Agreement as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.


                         Before Closing of Exchange  After Closing of Exchange
                              Agreement (1)             Agreement (2)
                         ---------------------------- -----------------------
Name and Address of         Common       Percent         Common     Percent
Beneficial Owner            Stock        Of Class        Stock      of Class
-----------------------  ------------- -------------- ------------ ----------
Officers and Directors:

Jack M. Gertino (3)
8 East Broadway #428
Salt Lake City, UT
84111                          53,975       10.44         163,581(6)    1.49

Richard B. Stuart (3)
PO Box 236
Edmonds, WA 98020              50,960        9.86         160,566(6)    1.46

Liu Yan-qing (4)(5)                 0        0.00       4,660,595      42.52

Han Xiao-yan (4)(5)                 0        0.00       1,402,907      12.80

Wang Hai-feng (4)(5)                0        0.00               0       0.00

All Officers and Directors
as a group (2 persons prior
to and three persons
following the consummation
of the Exchange Agreement):   104,935       20.30       6,063,502      55.32

Other Principal Shareholders:

The Harker Group Limited
1717 Monte Carlo Drive
Salt Lake City, UT 84121       51,944       10.05          51,944          *

Jin Zheng (4)                       0        0.00         812,284       7.41

Sun Xiao-guang (4)                  0        0.00       1,085,402       9.90

Qu Zhi-hua (4)                      0        0.00       1,090,912       9.95

*Less than 1%

(1) As of the date of this Form 8-K, the Company had 516,780 shares of common stock outstanding.

(2) Based on 10,960,620 shares of the Company's common stock projected to be outstanding following the closing of the transactions contemplated by the Exchange Agreement.

(3) Current officer and director of the Company.

(4) The street address of the named beneficial and other principal shareholder is No. 38 Dingxin 3rd Street, Nangang District, Harbin Heilongjiang Province, People's Republic of China 150001.

(5) Officer and director after closing of the Exchange Agreement in the end of May, 2006.

(6) In connection with the closing of the Exchange Agreement, Messrs. Gertino and Stuart will be issued a total of 219,212 shares, or 109,606 shares each, under a Consulting Agreement. (See "Certain Relationships and Related Transactions").


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND OFFICERS

Current Management of the Company

      Effective upon the completion of the transaction under the Exchange Agreement and following the expiration of the ten-day period beginning on the later of the date of the filing of an Information Statement with the SEC pursuant to Rule 14f-1, the Company's board of directors will be reconstituted and fixed at three directors. On that date, Jack M. Gertino and Richard B. Stuart will resign as directors of the Company, and Liu Yan-qing, Han Xiao-yan and Wang Hai-feng will be appointed as directors and shall constitute the entire board of directors immediately following the closing of the transactions contemplated by the Exchange Agreement. The following tables set forth information regarding the Company's current executive officers and directors and the Company's proposed executive officers and directors after completing the proposed transaction under the Exchange Agreement.

      Each member of the Company's board of directors serves a term of one year or from the date of election until the end of the designated term and until the successor is elected and qualified.

Current Executive Officers and Directors

      Set forth below are the current officers and directors of the Company, who are expected to resign in approximately the end of May, 2006, in connection with the closing of the Exchange Agreement.

Name                   Age    Positions                            Since
---------------------- ------ ------------------------------------ -----
Richard B. Stuart       72    President and Director               1986
Jack M. Gertino         67    Secretary, Treasurer and Director    1986

      The following is information on the business experience of each current director and officer.

      Richard B. Stuart earned his Bachelor of Arts degree at New York University in 1955 and masters and doctoral degrees at Columbia University in 1960 and 1965, respectively. He currently holds the following positions:
President, Behavior Change Systems (Ann Arbor, MI), a firm offering business consulting and program development services; Clinical Professor Emeritus, Department of Psychiatry, University of Washington (Seattle, WA). Dr. Stuart also provides psychological services through a private practice in Seattle, WA. From 1972 to 1983, he was Psychological Director of Weight Watchers International and President of its subsidiary, One-To-One Weight Control Clinics. Dr. Stuart has also been a consultant to companies involved in businesses ranging from wholesale groceries to auto parts production and human services.

      Jack M. Gertino has been a private investor and business consultant in Salt Lake City, Utah, for the past ten years. For the past ten years, he has also been engaged in the private development of, and investment in, commercial and residential real estate in Utah, Arizona and New Mexico. He currently provides consulting services for financial institutions. Mr. Gertino has been involved in private and public financings over the past twenty years. From February 1992 to August 2005, he served as a director of Red Horse Entertainment Corporation, a publicly held shell corporation.

Executive Officers and Directors After the Closing of the Exchange Agreement

      The following individuals are expected to be appointed as the officers and directors in the end of May, 2006, in connection with the closing of the Exchange Agreement ("New Management").

Name                      Age  Positions
------------------------  ---- ---------------------------------
Liu Yan-qing              42   CEO, President and Director
Han Xiao-yan              40   CFO and Director
Wang Hai-feng             30   Secretary/Treasurer and Director

      The following is information on the business experience of each of the members of management after the closing of the Exchange Agreement.

      Liu Yan-qing is the Director of Harbin Tian Di Ren Medical Science and Technology Company and also the General Manager of Harbin First Bio-Engineering Company Limited. He graduated from Prophylactic Department of Harbin Medicine University, where he obtained his bachelor's degree. In 2005, he studied at Tsing Hua University and got an Executive Masters of Business. Before establishing his own company, he had 8 years of experience as a reporter of Family Health Newspaper. He has 10 years of experience in drug marketing, R&D of new drugs and enterprise management. He has been instrumental in establishing TDR's sales program and sales network covering the PRC.

      Han Xiao-yan is the General Manager of TDR and the Vice Director of Harbin First Bio-Engineering Company Limited. She received a masters of business administration at Harbin Industrial University. She had five years of hygiene and medical media experience before becoming employed by TDR, and has been instrumental in developing and marketing TDR's products and expanding its sales. She serves as senior marketing manager and administrative manager. She has 10 years of financial management experience. In 2004, she was appointed the general manager of TDR, with responsibility for financing, production, quality control and purchasing. In 2003, she was appointed vice director of First Bio-Engineering Company Limited.

      Wang Hai-feng graduated from Heilongjiang University where he majored in English Literature and received two bachelors degrees in English and International Trade. He joined TDR in 2003 and has served as the manager of the international business department, and the assistant to the president and the secretary of the board of directors. He has been instrumental in the establishment of the Company's international business department and the expansion of foreign trade. In 2005, he assisted in product innovation and branding for international markets. Through the efforts of Mr. Wang, the Company has established strategic relationships with several foreign partners. Before his employment by TDR, Mr. Wang had experience in product exporting, translating and project operations in foreign companies.

                      EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

Current Management

      The following sets forth the compensation of Comet's current executive officers for the three fiscal years ended December 31, 2005. These individuals are expected to resign and be replaced by New Management in the end of May, 2006, in connection with the closing of the Exchange Agreement.


------------------------------------------------------------------------------
                     Fiscal
Name and Principal   Year ended                                All other
Position             December 31  Salary($) Bonus($) Options(#)Compensation($)
-------------------- ------------ --------- -------- --------- ---------------
Richard B. Stuart       2005           0         0       0(4)   10,000(1)
President and Chief     2004           0         0       0      19,265(2)
Executive Officer       2003           0         0       0      10,000(3)
------------------------------------------------------------------------------
Jack M. Gertino         2005           0         0       0(4)   20,000(1)
Secretary/Treasurer     2004           0         0       0      38,530(2)
and Chief Financial     2003           0         0       0      20,000(3)
Officer
------------------------------------------------------------------------------

(1) The Company recorded compensation expense for Richard B. Stuart and Jack
M. Gertino, computed on an hourly basis, in the amounts indicated, for their efforts in reviewing specific business opportunities for a possible business combination during the fiscal year, participating in meetings and conference calls in connection with such opportunities, and undertaking related activities.

(2) The Company recorded compensation expense for Richard B. Stuart and Jack
M. Gertino, computed on an hourly basis, in the amounts indicated, for their efforts in reviewing a possible business combination during the fiscal year 2004, participating in meetings and conference calls in connection with such opportunity, assisting in the negotiation and preparation of agreements and in the preparation of disclosure documents, and undertaking related activities.

(3) The Company recorded compensation expense for Richard B. Stuart and Jack
M. Gertino, computed on an hourly basis, in the amounts indicated, for their efforts in reviewing the business opportunity in 2003.

(4) On March 11, 1999, the Company granted to Richard B. Stuart, Phillip C. Gugel (deceased) and Jack M. Gertino, officers and directors, options to purchase 25,000 shares of common stock each at an exercise price of $1.50, which was the average of the bid and asked prices for the common stock on that date. The options were issued to compensate these persons for their services to the Company over the past 13 years, for which they had received no other compensation. On September 26, 2005, the Company's current officers and directors agreed to eliminate certain indebtedness owed to them through the
exercise of certain stock options referenced above.   Accordingly, Jack M.
Gertino exercised his stock options in full, for the conversion of a total of $37,500 in indebtedness to him, into a total of 25,000 shares of restricted common stock at a price of $1.50 per share. Richard B. Stuart agreed to convert the entire obligation to him ($23,265), into a total of 15,510 shares of common stock under his stock options at a price of $1.50 per share.
Because Dr. Stuart did not exercise all of his stock options, he was reissued stock options to purchase a total of 9,490 shares at $1.50 per share. These options were exercised on January 28, 2006, for cash. Therefore, the options of Richard B. Stuart and Jack M. Gertino have now been fully exercised. The options of Mr. Gugel have now passed on to his estate.

New Management (expected to be appointed in the end of May, 2006)

      The Company expects that in the end of May, 2006, current management of the Company will resign, and the designees of ACPG will be appointed, in connection with the closing of the Exchange Agreement. The following sets forth the compensation of these individuals from ACPG and its wholly-owned subsidiary, TDR, for the three fiscal years ended December 31, 2005.

------------------------------------------------------------------------------
                     Fiscal
Name and Principal   Year ended                                All other
Position             December 31  Salary($) Bonus($) Options(#)Compensation($)
-------------------- ------------ --------- -------- --------- ---------------
Liu Yang-qing           2005       19,500         0         0             0
President and Chief     2004       15,000         0         0             0
Executive Officer       2003       12,000         0         0             0
-------------------- ------------ --------- -------- --------- --------------
Han Xiao-yan            2005       16,500         0         0             0
Chief Financial         2004        9,000         0         0             0
Officer                 2003        6,000         0         0             0
-------------------- ------------ --------- -------- --------- --------------
Wang Hai-feng           2005       13,500         0         0             0
Secretary/Treasurer     2004        5,375         0         0             0
                        2003        4,500         0         0             0
------------------------------------------------------------------------------

*Based on conversion rate of approximately 8.00RMB for $1.00US.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On September 26, 2005, Jack Gertino and Richard Stuart, M.D., officers and directors, exercised Options resulting in the issuance of 29,515 shares and 15,510 shares of restricted common stock, respectively, to Mr. Gertino and
Dr. Stuart.   Mr. Gertino and Dr. Stuart were owed $46,530, and $23,265, respectively, for services rendered to the Company, primarily in connection with a possible merger transaction that, after several months of efforts, was terminated. The options were issued in exchange for the cancellation of debt to Messrs. Gertino and Stuart. For additional information concerning these transactions, reference is made to a Current Report on Form 8-K filed on or about September 28, 2005, incorporated herein by reference. Following this transaction, Dr. Stuart's remaining option entitled him to purchase an additional 9,490 shares at $1.50 per share, which he exercised for cash on January 28, 2006.

      Except as indicated above, there are no proposed transactions and no transactions during the past two years to which the Company was a party and in which any officer, director, or principal shareholder, or their affiliates or associates, was also a party.

      In connection with the Exchange Agreement, the Company and ACPG have entered into a Consulting Agreement dated May 11, 2006, with Jack M. Gertino and Richard B. Stuart, officers and directors who will resign at closing, providing for their services as consultants following the closing. Messrs. Gertino and Stuart have agreed to provide consulting services to the Company for a two-year period in the areas of financial and management planning, financing assistance and capital formation. For such services, the Company and ACPG have agreed to compensate Messrs. Gertino and Stuart as follows: (a) the sum of $3,000 per month for a period of two years; (b) the issuance of a total of 219,212 shares of restricted common stock (or 109,606 shares each) of the Company, of which one-half will be issued at closing and he other one-half will be held in escrow and delivered after three months following the closing; and (c) a Warrant to purchase up to $100,000 in equity securities of the Company, on the same terms, and at the same exercise price, at which the Company may offer equity securities in the next private or public equity
offering of securities by the Company.   This transaction cannot be considered
the result of arms' length negotiations.

      Effective March 9, 2006, the Company completed a 1-for-8 reverse split of its outstanding common stock. All numbers in this report give effect to the reverse split.

              DESCRIPTION OF THE SECURITIES OF COMET

      Comet is presently authorized to issue up to 50,000,000 shares of stock, par Value of $0.001 per share. The Company currently has a total of 516,780 shares of common stock outstanding. Following the closing of the Exchange Agreement, expected to occur in the end of May, 2006, the Company will have a total of 10,960,620 shares issued and outstanding, after giving effect to the issuance of a total of 10,193,377 shares to the ACPG shareholders, and an additional 219,212 shares to the former officers under a consulting agreement, described above. The Company also has outstanding: (a) options to purchase 25,000 shares of common stock at an exercise price of $1.50, which expire in March 2009; and (b) warrant to purchase 6,250 shares of the Company's common stock at an exercise price of $1.50, which expires in March 2009.

      All shares of common stock outstanding may be sold without restriction under Rule 144(k) promulgated under the Securities Act of 1933, except shares which are held by officers and directors ("Control Shares"). Control Shares may be sold subject to complying with all of the terms and conditions of Rule 144, except the one-year holding period, which has been satisfied.

      Since its inception, no dividends have been paid on the Company's common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

      All shares of common stock are equal to each other with respect to voting, liquidation and dividend rights. Holders of shares of common stock are entitled to one vote for each share they own at any stockholders' meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders. There is no conversion, preemptive, redemption, or other rights or privileges with respect to any shares. Reference is made to the Company's Articles of Incorporation and its By-Laws as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of common stock. The common stock of the Company has no cumulative voting rights that mean that fifty per cent of the shareholders may elect all of the directors of the Company to be elected at a shareholders' meetings if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will be unable to elect any directors.

PRICE RANGE OF COMMON STOCK

      The Company's common stock is quoted on the OTC Bulletin Board under the symbol "COMT.OB." Although quotations for the Company's common stock appear on the OTC Bulletin Board, there is no established trading market for the common stock. For the past two calendar years to the present, transactions in the common stock can only be described as sporadic. Consequently, the Company is of the opinion that any published prices cannot be attributed to a liquid and active trading market and, therefore, are not indicative of any meaningful market value.

      The following table sets forth, for the periods indicated, the high and low bids for the Company's common stock; the bids reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The last reported bid for the Company's common stock on the OTC Bulletin Board on May 12, 2006, was $3.00 per share.

Calendar Quarter Ended               High Bid ($)    Low Bid ($)
----------------------------------   ------------    -----------
March 31, 2004                           2.4000        1.2000
June 30, 2004                            2.0000        1.9200
September 30, 2004                       2.3200        1.6000
December 31, 2004                        2.3200        1.6800

March 31, 2005                           2.7200        1.2000
June 30, 2005                            1.6000        1.2800
September 30, 2005                       2.6400        1.6000
December 31, 2005                        2.5600        1.6000

*All numbers give effect to a 1-for-8 reverse split effective as of March 9, 2006.


LEGAL PROCEEDINGS

      The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been threatened.

RECENT SALES OF UNREGISTERED SECURITIES

      In connection with the closing of the Exchange Agreement, expected to occur in the end of May, 2006, the Company will issue a total of 10,193,377 shares of common stock, par value $0.001 per share ("Common Stock"), to the holders of common stock of ACPG. No underwriters were involved in the acquisition described herein. The securities will be issued to ACPG's stockholders in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act, relating to sales by an issuer not involving any public offering, to the extent an exemption from such registration is required. The purchasers have represented they are acquiring the shares for investment and not distribution, that they could bear the risk of the investment and could hold the securities for an indefinite period of time. All the purchasers received written disclosures that the securities will not be registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sales of these securities will be made without general solicitation or advertising.

      On January 28, 2006, Richard B. Stuart, an officer and director of the Company, exercised his remaining option to purchase a total of 9,490 shares of the Company's common stock at a price of $1.50 per share, or a total purchase price of $14,235. This was a private transaction and was entered into in reliance upon an exemption from the registration provisions of the Securities Act of 1933 (the "Act"), as amended, under Section 4(2) of the Act, as a transaction not involving a public offering. The transaction occurred without the use of an underwriter, and the certificates representing the shares of common stock bear a restrictive legend permitting transfer only upon registration or pursuant to an exemption from registration under the Act.

      In connection with the Exchange Agreement, Jack M. Gertino and Richard
B. Stuart, officers and directors, who are expected to resign in the end of May, 2006, have entered into a Consulting Agreement with the Company and ACPG, pursuant to which they will receive, among other things, 219,212 shares of restricted common stock for consulting services rendered (See "Certain Relationships and Related Transactions" above). These securities will be issued in reliance upon the exemption set forth under Section 4(2) of the Act.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

      The Company's Articles of Incorporation and By-laws provide that we may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

      The information set forth above under "Item 2.01 Completion of Acquisition or Disposition of Assets" is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      The information set forth above under "Item 2.01 Completion of Acquisition or Disposition of Assets" is incorporated herein by reference.
As indicated in Item 2.01, current management is expected to resign, subject to compliance with certain conditions, in the end of May, 2006, and the designees of ACPG will be appointed as the new officers and directors at that time.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

      Attached to this Form 8-K are the following financial statements required under Item 9.01(a), and pro forma financial information required under Item 9.01(b) of Form 8-K.

      1. Audited Consolidated Financial Statements of Harbin Tian Di Ren Medical Science and Technology Company and Subsidiaries for the year ended December 31, 2004, together with the report of e-Fang Accountancy Corp., & CPA, certified public accountants, dated February 25, 2006;

      2. Audited Consolidated Financial Statements of American Pharmaceutical Group, Inc. and Subsidiaries, for the year ended December 31, 2005, together with the report of e-Fang Accountancy Corp., & CPA, certified public accountants, dated March 18, 2006; and

      3. Pro Forma Consolidated Financial presentation of Comet Technologies, Inc. and American California Pharmaceutical Group, Inc., as of December 31, 2005.

Exhibits

      Copies of the following exhibits are included as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-B.

Exhibit No.   Title
------------  ------
   10.1       Stock Exchange Agreement dated May 11, 2006
   99.1       Press Release dated May 15, 2006

                            SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  REGISTRANT:

                                  COMET TECHNOLOGIES, INC.


Date:  May 15, 2006               By /s/ Jack M. Gertino
                                  Jack M. Gertino, Secretary/Treasurer

        HARBIN TIAN DI REN MEDICAL SCIENCE AND TECHNOLOGY

                     COMPANY AND SUBSIDIARIES

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2004

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries


Table of contents


                                                                    Page
Independent Auditors Report..........................................1

Consolidated Balance Sheets..........................................2

Consolidated Statements of Operations................................3

Consolidated Statements of Members Equity............................4

Consolidated Statements of Cash Flows ...............................5

Notes to the Consolidated Financial Statements......................6 to 22

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
Harbin Tian Di Ren Medical Science and Technology Company and Subsidiaries (Incorporated in Heilongjiang Province with limited liability)

We have audited the accompanying balance sheets of Harbin Tian Di Ren Medical Science and Technology Company and its subsidiaries (the "Company") as of December 31, 2004 and the related statements of operations, retained earnings and cash flows for the years ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We did not make a count of its physical inventory in December 31, 2004, stated in the accompanying financial statements at $651,641. The Company records did not permit the application of other auditing procedures to inventories.

Since we did not take physical inventories and we were not able to apply other auditing procedures to satisfy ourselves as to inventory quantities, the scope of our work was not sufficient to enable us to express, an opinion on these financial statements.



e-Fang Accountancy Corp., & CPA
Certified Public Accountants


/s/ Eva Fang Tsai

City of Industry, USA
February 25, 2006

    HARBIN TIAN DI REN MEDICAL SCIENCE AND TECHNOLOGY COMPANY
                         AND SUBSIDIARIES
                    Consolidated Balance Sheet
                     As Of December 31, 2004
                    (Expressed in US dollars)


                              ASSETS

Current Assets
  Cash and Cash Equivalents (Note 5)                         $     1,919,567
  Accounts Receivable, Net (Note 6)                                1,100,213
  Inventories (Note 7)                                               651,641
  Prepaid Account                                                     23,200
                                                             ----------------
     Total Current Assets                                          3,694,621
                                                             ----------------
Property and Equipment
  Fixed Assets, Net of Accumulated Depreciation (Note 8)             622,289
  Land                                                               510,886
  Construction-in-progress  (Note 9)                               2,397,343
                                                             ----------------
     Total Property and Equipment                                  3,530,518
                                                             ----------------
Other Assets
  Intangible Assets (Note 10)                                        144,927
                                                             ----------------
     Total Other Assets                                              144,927
                                                             ----------------
Total Assets                                                 $     7,370,066
                                                             ================

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable and Accrued Expenses (Note 11)            $     1,983,878
  Wages Payable                                                       81,016
  Welfare Payable                                                     68,308
  Taxes Payable (Note 12)                                             47,766
  Deferred Revenue - Government Grant (Note 13)                      101,334
                                                             ----------------
     Total Current Liabilities                                     2,282,302
                                                             ----------------
Total Liabilities                                                  2,282,302
                                                             ----------------
Commitments and Contingencies (Note 18)

Shareholders' Equity
  Registered Capital                                               1,330,314
  Additional Paid-in Capital                                       1,485,507
  Retained earnings                                                2,271,943
                                                             ----------------
     Total Shareholders' Equity                                    5,087,764
                                                             ----------------
Total Liabilities and Shareholders' Equity                   $     7,370,066
                                                             ================



The accompanying notes are an integral part of these financial statements.

    HARBIN TIAN DI REN MEDICAL SCIENCE AND TECHNOLOGY COMPANY
                         AND SUBSIDIARIES
               Consolidated Statement of Operations
               For the Year Ended December 31, 2004
                    (Expressed in US dollars)



REVENUES
Net Sales (Note 3)                                           $     4,232,020
Tax Exempt Government Grant (Note 3)                                 659,420
                                                             ----------------
Total Revenues                                                     4,891,440
Less: Cost of Good Sold                                            1,193,340
                                                             ----------------
Gross Profit                                                       3,698,100
                                                             ----------------
OPERATING EXPENSES
  General, Administrative, and Selling                             2,145,378
                                                             ----------------
Total Operating Expenses                                           2,145,378
                                                             ----------------
Income from Operations                                             1,552,722
Interest Expenses, Net                                                    33
                                                             ----------------
Income before Provision for Income Taxes                           1,552,689
Less: Provision for Income Taxes (Note 14)                           132,640
                                                             ----------------
Net Income                                                   $     1,420,049
                                                             ================




The accompanying notes are an integral part of these financial statements.

    HARBIN TIAN DI REN MEDICAL SCIENCE AND TECHNOLOGY COMPANY
                         AND SUBSIDIARIES
               Consolidated Statement of Cash Flows
               For the Year Ended December 31, 2004
                    (Expressed in US dollars)

Cash flows from operating activities:
Net income                                                   $     1,420,049

Adjustments to reconcile net income to net cash
  provided by operating activities
Depreciation                                                          32,781

Changes in assets and liabilities:
Decrease in accounts receivable                                     (107,372)
Decrease in inventories                                               75,411
Decrease in prepaid accounts                                           8,893
Increase in accounts payable and accrued expenses                  1,319,219
Increase in wages payable                                             34,086
Increase in welfare payable                                           19,785
Decrease in taxes payable                                             (4,178)
Increase in deferred government grant                                101,334
                                                             ----------------
Net cash provided by operating activities                          2,900,008
                                                             ----------------
Cash flows from investing activities:
Purchases of fixed assets                                            (73,857)
Purchases of land                                                   (510,886)
Purchases of intangible assets                                      (120,772)
Increase in construction-in-process                               (2,397,343)
                                                             ----------------
Net cash used by investing activities                             (3,102,858)
                                                             ----------------
Cash flows from financing activities:
                                                             ----------------
Net cash provided by financing activities                                  -
                                                             ----------------
Net decrease in cash                                                (202,850)
Cash at beginning of year                                          2,122,417
                                                             ----------------
Cash at end of year                                          $     1,919,567
                                                             ================
Supplemental Disclosure of Cash Flow information
Cash paid for interest                                       $            43
Cash paid for income tax                                     $       136,818



The accompanying notes are an integral part of these financial statements.



    HARBIN TIAN DI REN MEDICAL SCIENCE AND TECHNOLOGY COMPANY
                         AND SUBSIDIARIES
          Consolidated Statement of Stockholders Equity
               For the Year Ended December 31, 2004
                    (Expressed in US dollars)


                                     Additional                           Total
                        Registered    Paid-in     Capital    Retained    Shareholders'
                         Capital      Capital     Reserve    Earnings     Equity
                       ------------ ------------ ---------- ------------ ------------
Balance at
December 31, 2003      $ 1,330,314  $ 1,485,507  $  73,494  $   778,400  $ 3,667,715

Net income for
the year 2004                    -            -          -    1,420,049    1,420,049

Transfer to
Capital Reserve                  -            -     73,739      (73,739)           -
                       ------------ ------------ ---------- ------------ ------------
Balance at
December 31, 2004      $ 1,330,314  $ 1,485,507  $ 147,233  $ 2,124,710  $ 5,087,764
                       ============ ============ ========== ============ ============

The accompanying notes are an integral part of these financial statements.


                              Page 5

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)


1.   Description of Business

Harbin Tian Di Ren Medical Science and Technology Company (TDR), formerly known as Harbin City Tian Di Ren Medical Co., was originally formed in 1994 and maintained its principal executive office in Harbin City of Heilongjiang Province, the People's Republic of China ("PRC"). TDR was reorganized and incorporated as a limited liability company on December 29, 2000 pursuant to "Corporation Laws and Regulations" of the People's Republic of China with an authorized capital of $1,330,314 (RMB11.015 million) with par value of $0.12 (RMB1.00) per share. The Company has two wholly-owned subsidiaries, Harbin First Bio-Engineering Company Limited and Kangxi Medical Care Product Factory.

For convenience purposes, in this report, the terms "Company," "TDR," may be used to refer to Harbin Tian Di Ren Medical Science and Technology Company and/or its subsidiaries, except where otherwise indicated.

The Company commenced its business in the sale of branded nutritional supplements and over-the-counter pharmaceutical products in Heilongjiang Province. TDR has subsequently evolved into an integrated manufacturer, marketer, and distributor of external use natural Chinese Medicine products sold primarily to and through domestic pharmaceutical chain stores.

TDR operates in the over-the-counter pharmaceutical product market segments. The Company's principal products are external use traditional Chinese herbal medicine. These medicines were produced using various formulas and have several delivery forms including creams, sprays, medicated skin patch products and whole herbs with complementary effects. Its principle country of operation is in The People's Republic of China ("PRC"), with sales distribution covering most of China and Hong Kong Special Administration Region. The Company also exports its products to 11 different countries, including Germany, Denmark, Swiss, Hungary, South Korea, Singapore, and United States.

The Company has established several long term partnerships with well-known universities and enterprises. The Company has built the gene medicine laboratory collectively with Harbin Medical University, established the cell laboratory together with North East Agricultural University, and founded the monoclonal antibody laboratory with Jilin University. New Endothelin-1, a new anti-cancer medicine the company developed collectively with Harbin Medical University, is one of the results from these agreements. The project has completed its laboratory experimental study required prior to the clinical experiments. The medicine is currently applying for approval to enter clinical experiments. The Company has full ownership of the intellectual property right regarding the product and has obtained invention patent. This medicine has been recognized by the State as the "Top Category New Medicine." The "Top Category New Medicine" is the highest level for new medicines. A medicine, in order to qualify as the "Top Category New Medicine," must have intellectual property right, high technology involvement, strong innovation, and be introduced to the State for the first time.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

1.   Description of Business (Continued)

Kangxi Medical Care Product Factory ("Kangxi"), a subsidiary 100% wholly owned by TDR, was formed on July 20, 2001 in the city of Harbin of Heilongjiang Province, the People's Republic of China with an authorized capital of $60,386 (RMB500,000). Kangxi manufactures and sells branded external use Chinese medicine and other natural products under the registered trademark "Kangxi." Kangxi produces the products and sells its products to TDR for the distribution and resell. It has 6 production lines: spray, ointment, powder, patch, and cream. Kangxi has becoming one of the leading external use Chinese medicine factories with full range of product lines and development capacity.

Harbin First Bio-Engineering Company Limited ("First") was formed in Heilongjiang Province, the People's Republic of China on September 26, 2003 with an authorized capital of $241,546 (RMB2 million). First has been a wholly owned subsidiary of TDR since its inception. First focuses on research and development of the use of natural medicinal plants and biological technology products such as New Endothelin-1. First is one of the first companies in Heilongjiang Province conducting research and development of high technology biological products. Its facility is now under the final inspection by the Chinese State Food and Drug Administration ("SFDA") for the qualification of certified GMP production facility.

The State Food and Drug Administration of the Government of The Peoples Republic of China issues the licenses and permits for permission to market and manufacture pharmaceutical products in The Peoples Republic of China. TDR has been granted 9 product licenses and permits of which all of the granted licenses are currently commercialized. TDR has continued developing 10 new series of products, and are planning to register these products with the State Food and Drug Administration in the coming 3 to 5 years. The Company also has registered 7 patents with the State Intellectual Property Rights Bureau, which includes packing design patents as well as product ingredients patents. TDR plans to continue registering patents from the results of its on going product research and development.

2.    Basis of Preparation of Financial Statements

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries, TDR, Kangxi, and First. All inter-company transactions and balances were eliminated.

These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

3.    Summary of Significant Accounting Policies

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquire intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving and/or obsolete/damaged inventory, and stock option valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Accounts receivable - Provision is made for estimated bad debts based on a periodic analysis of individual customer balances including an evaluation of days of sales outstanding, payment history, recent payment trends, and perceived credit worthiness.

Inventories - inventories were accounted for using the first-in, first-out method and included freight-in, materials, packing materials, labor, and overhead costs. Values stated were at the lower of cost or market while cost was determined by a moving weighted average. Provisions were made for slow moving, obsolete and/or damaged inventory based on a periodic analysis of individual inventory items including an evaluation of historical usage and/or movement, age, expiration date, and general conditions.

Property and equipment - Property and equipment are stated at the historical cost less accumulated depreciation. Depreciation on property, plant, and equipment is provided using the straight-line method over the estimated useful lives of the assets. An estimated residual value of 5% of cost or valuation was made for each items for both financial and income tax reporting purposes. The estimated lengths of useful lives are as follows:

         Buildings                            30 years
         Land use rights (no depreciation)    50 years
         Furniture & Fixtures                  7 years
         Equipments                            7 years
         Vehicles                             10 years
         Motor vehicles                        5 years
         Machineries                          10 years

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs were normally charged to the statement of operations in the year in which they were incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to obtain from the use of the asset, the expenditure is capitalized as an additional cost of the asset. Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts, and any gain or loss was recorded in the Consolidated Statements of Operations.

Property and equipment are evaluated for impairment in value annually or whenever an event or change in circumstances indicates that the carrying values may not be recoverable. If such an event or change in circumstances occurs and potential impairment is indicated because the carrying values exceed the estimated future undiscounted cash flows of the asset, the Company would measure the impairment loss as the amount by which the carrying value of the asset exceeds its fair vale.

Construction-in-progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees, and the interest expenses for the purpose of financing the project capitalized during the course of construction.

Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to facility. In the case of construction-in-progress, management takes into consideration the estimated cost to complete the project when making the lower of cost or market calculation.

Intangible assets - TDR purchased secret Chinese medicine formulas with exclusive right to the formulas. Those identifiable intangible assets having indefinite useful economic lives supported by clearly identifiable cash flows are not subject to regular periodic amortization. Instead, the carrying amount of the intangible is to be tested for impairment annually. Test would be conducted again between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value. Furthermore, amortization of the asset is to commence when evidence suggests that its useful economic life is no longer deemed indefinite.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Intangible assets are accounted for in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). Intangible assets with finite useful lives are amortized while intangible assets with indefinite useful lives are not amortized. As prescribed by SFAS 142, goodwill and intangible assets are tested periodically for impairment. The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets", effective January 1, 2002. Accordingly, the Company reviews its long-lived assets, including property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets. Impairment costs, if any, are measured by comparing the carrying amount of the related assets to their fair value.

Foreign currency translation - These financial statements have been prepared in U.S. dollars. The functional currency for the Company is denominated in "Renminbi"("RMB") or "Yuan". Non-monetary assets and liabilities are translated at historical exchange rates. Monetary assets and liabilities are translated at the exchange rates in effect at the end of the year. The income statement accounts are translated at average exchange rates.

There were no material translation gains or losses during the year ended December 31, 2004 as the Renminbi was tied to the U.S. Dollar during the time period covered in these financial statements. The resulting translation adjustments, if any, were recorded in accumulated other comprehensive income which is a component of stockholders equity.

Revenue recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon shipment from its facilities. Revenue is reduced by provisions for estimated returns and allowances as well as specific known claims, if any, which are based on historical averages that have not varied significantly for the periods presented.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)


3.   Summary of Significant Accounting Policies (Continued)

The Company occasionally applies to various government agencies for research grants. Revenue from such research grants is recognized when earned. In situations where the TDR receives payment in advance for the performance of research and development services, such amounts are deferred and recognized as revenue as the related services are performed. Such grants, which are not refundable, generally do not involve difficult, subjective or complex judgments. The government grants that require the completion of certain objectives in the research and/or development processes are recognized as revenue when specific objectives were met. This sometimes requires management to judge whether or not a milestone has been met, and when it should be recognized in the financial statements. The company recognized revenue from such grants in the approximate amounts of $659,420 for 2004. Deferred revenues amounting to $101,334 were included in liabilities for the year ended December 31, 2004.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

Research and development - Research and development expenses include the costs associated with the Company's internal research and development as well as research and development conducted by third parties. These costs primarily consist of salaries, clinical trials, outside consultants, and materials. All research and development costs discussed above are expensed as incurred. For the year ended December 31, 2004 the Company incurred $26,363 in research and development expenditures.

Advertising - The Company expensed advertising costs the first time the respective advertising took place. These costs were included in selling, general and administrative expenses. The total advertising expenses accrued for year 2004 was $981,101.

Taxation - Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Provision for The People's Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Enterprise income tax
---------------------

Under the Provisional Regulations of The People's Republic of China Concerning Income Tax on Enterprises promulgated by the State, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

According to "Enterprise Income Tax and Certain Preferential Policies Notice" published by the Ministry of Finance and the National Tax Affairs Bureau, if the enterprise is authorized by the State Council as a special entity, the enterprise income tax rate is reduced to 15%. The income tax rate for TDR and Kangxi is 15% respectively.

The High-Tech Industrial Development District was established in China to accelerate the development and industrialization of high-tech industries in some economic zones of the Peoples Republic of China. In order to create unique incentives for companies to locate in the High-Tech Industrial Development District, favorable corporate income tax rates have been established. The companies that have chosen to locate in the High-Tech Industrial Development District will be levied at 15 percent annually. Newly founded high-tech enterprises, including First, will enjoy exemption from income tax for 2 years from the first year of operation.

Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

Value added tax
---------------

The Provisional Regulations of The People's Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People's Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

According to "Agriculture Product Value Added Tax Rate Adjustment and Certain Items Value Added Tax Waiver" published by the Ministry of Finance and the National Tax Affairs Bureau, the value added tax for agriculture related products is to be taxed at 13%. Furthermore, traditional Chinese medicine and medicinal plant are by definition agriculture related products.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies - A related company is a company in which the director has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs - According to The People's Republic of China regulations on pension, the Company contributes to a defined contribution retirement scheme organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the scheme.

Contributions to the scheme are calculated at 23.5% of the employees salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this scheme.

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as at December 31, 2004 because of the relatively short-term maturity of these instruments.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements - In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. This standard establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equities. As of December 31, 2005, the Company had no financial instruments with these characteristics.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest.

The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe the Company does not have arrangements that would require the application of FIN 46R. The Company has no material off-balance sheet arrangements.

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging actives under FASB No. 133, Accounting for Derivative Instruments and Hedging Activities. As of December 31, 2005, the Company has no derivative or hedging activities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)


3.   Summary of Significant Accounting Policies (Continued)

Management believes adoption of this new statement will not have any significant effect on the Company's financial condition or results of operations.

In November 2002, the FASB approved FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statement No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34". FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies", relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. Specifically, FIN 45 requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's fiscal year end. However, the disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002.

The adoption of FIN 45 is not expected to have a significant impact on the Company's consolidated financial statements

4.    Concentrations of Business and Credit Risk

Substantially all of the Company's bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks. The Company places its cash in high credit quality financial institutions.

The Company obtains detailed credit evaluations of customers generally without requiring collateral, and establishes credit limits as required. Exposure to losses on receivables is principally dependent on each customer financial condition. The Company continuously monitors collections and payments from its customers and maintains an allowance for estimated credit losses based on the creditworthiness of each customer as well as any specific customer collection issues are identified.

Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk. 90 percent the age of the Company's accounts receivable are less than 60 days. While such credit issues have not been significant, there can be no assurance that the Company will continue to experience the same level of credit losses in the future.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

5.    Cash and Cash Equivalents

As of December 31, 2004, Cash and Cash Equivalents consist of the following:

          Cash and Cash Equivalents                      2004
              Cash on Hand                         $        49,587
              Bank Deposits                              1,869,980
                                                   ----------------
               Total Cash and Cash Equivalents     $     1,919,567
                                                   ================

6.    Accounts Receivable

As of December 31, 2004, Accounts Receivable totals $1,100,213 net of Provisions for Doubtful Accounts. 90 percent of the Company's receivable aged less than 60 days.

          Accounts Receivable                            2004
              Trade receivables                    $     1,101,231
              Allowance for doubtful accounts              ( 1,018)
                                                   ----------------
               Total Accounts Receivable           $     1,100,213
                                                   ================

7.    Inventories

The Company values its inventories at the lower of cost and market method. Inventories are accounted for using the first-in, first-out method. Inventories in the balance sheet include packing materials, raw materials, supplemental materials, work-in-process, and finished products.

As of December 31, 2004, Inventories consist of the following:

          Inventory                                   2004
              Packing Material                  $        92,042
              Raw Material                              111,849
              Supplemental Material                      38,911
              Work-in-Process                           179,703
              Finished Products                         229,136
                                             -------------------
                 Total Inventory             $          651,641
                                             ===================

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)


8.    Property and Equipment

As of December 31, 2004, Property and Equipment consist of the following:

          Property and Equipment                     2004
              Buildings                         $       619,810
              Automobiles                                65,422
              Furniture and Fixtures                      3,008
              Equipments                                110,270
                                                ----------------
                Total Property and Equipment            798,510
              Less: Accumulated Depreciation           (176,221)
                                                ----------------
                Property and Equipment, Net     $       622,289
                                                =================


For the year ended December 31, 2004, depreciation expenses totaled $30,760.

9.    Construction-in-process

As of December 31, 2004, Construction-in-Process of the First's facility project consists of the following:

          Construction-in-Progress                     2004
              Comprehensive Building            $       543,479
              Dewatering excavation                     120,773
              Factory construction                      495,169
              Boiler Project                             60,386
              Fire Prevention                            90,580
              Power Supply System                        96,618
              Building Engineering                      289,855
              Air-conditioning System                   434,783
              Road Improvement                          265,700
                                                ----------------
                 Construction-in-Progress       $     2,397,343
                                                ================

10.    Intangible Assets

As of December 31, 2004, the Intangible Assets consist of the following:

          Intangible Assets                                          2004
             Urinates the micro albumin examination reagent box  $   120,772
             Other secret formulas and processes procedures           24,155
                                                                 ------------
              Total Intangible Assets                            $   144,927
                                                                 ============

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)


11.   Accounts Payable and Accrued Expense

As of December 31, 2004, Accounts Payable and Accrued Expense consist of the following:

          Accounts Payable and Accrued Expense                       2004
             Accounts Payable and Accrued Expense             $     1,914,358
             Customer deposits                                         69,520
                                                              ----------------
                Total Accounts Payable and Accrued Exp        $     1,983,878
                                                              ================

Customer deposits represent advanced purchase deposits from the buyers as of the balance sheet date.

12.   Taxes Payable

As of December 31, 2004, Taxes Payable consist of the following:

         Taxes Payable                                              2004
             Value Added Tax                                  $       29,591
             Enterprise Income Tax                                    11,905
             City Tax                                                  2,071
             Payroll Tax                                               2,611
             Other Tax Payable                                         1,588
                                                              ---------------
             Total Taxes Payable                              $       47,766
                                                              ===============

13.    Deferred Revenue -Government Grant

The Company received several federal government grants supporting the facility construction, research, development, and production of medicines. These grants were nonrefundable to the State once awarded as long as the grants are used in the areas requested by the grants. First used these federal grants to fund research and development projects, build infrastructure for development and/or manufacturing of medicines, and other activities that are within the scope of grants. The remainder of the grants is deferred to the following years for qualified research and development activities. All the completed projects and activities funded by the government grants were reported to and approved by the funding agencies for qualification of future grants. For the year ended December 31, 2004, the Company has recognized $659,420 federal grant, with the balance $101,334 deferred.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

14.    Income Taxes

TDR is incorporated in the PRC which is governed by the Income Tax Law of the PRC concerning Enterprises and various local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, enterprises generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply.

As of December 31, 2004, TDR has attained profitable operations for tax purposes. TDR and Kangxi are the enterprises authorized by the State Council as special entities; the enterprise income tax rate is reduced to 15%.

First that has chosen to locate in the province designed High-Tech Industrial Development District will be levied at 15 percent annually. However, First, considered as a newly founded high-tech enterprise, is enjoying exemption from income tax for 2 years from the first year of operation commencing with profits, and thereafter with a 50% exemption for the next three years.

For the year ended December 31, 2004, the Company has recognized $659,420 federal grant, with the balance $101,334 deferred. Such grant is
nonrefundable to the State once obtained.   The government grant is tax exempt
income and considered as Additional Paid-in Capital instead of income under the Chinese accounting system. We recognized revenue from government non-refundable grants in the approximate amounts of $659,420, for 2004.

A reconciliation of the federal statutory income tax to the Company's effective income tax rate, for the years ended December 31, 2004, is as follow:
                                                                   2004

         Profit before Taxation                               $    1,552,689
         Taxation calculated at favorable effective rate 15%         232,903
         Tax effect of non-taxable Government Grants                 (98,913)
         Tax effect of deprecation adjustment deductible
           for taxation purposes                                     (1,350)
                                                              --------------
         Tax Provision for the Year 2004                      $      132,640
                                                              ==============

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

15.    Related Party Transactions

Kangxi, the 100% subsidiary sells products to TDR. During the year ended December 31, 2005, the related party sales between TDR and Kangxi were $1,549,535 which was eliminated from the consolidated financial statements.

The amounts due from/(to) related parties at December 31, 2004 are as follows:

                          Balance at     Maximum Outstanding       Security
          NAME            12/31/2004     Balance During the Year   Held
   --------------------------------------------------------------------------
   First - 100% owned
      Subsidiary          $  1,885,266       $  1,890,097           none


The amounts due are unsecured, interest free and have no fixed repayment terms, which was eliminated from the consolidated financial statements.

16.    Capital Reserves (other than retained earnings)

As stipulated by the relevant laws and regulations applicable to China's foreign invested enterprises, TDR is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to the statutory surplus reserves, which include a general reserve, an enterprises expansion reserve, and employee welfare and bonus reserves. In accordance with the provisions of the Company's Memorandum and Articles of Association, the Company is required to appropriate 10% of the net distributable profit after enterprise income tax to capital reserve.

The general reserve is used to offset future extraordinary losses as defined under PRC GAAP. TDR may, upon a resolution passed by the owners, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of TDR. The enterprise expansion reserve is used for the expansion of TDR and can be converted to capital subject to approval by the relevant authorities. The Company recorded reserves of US$76,879 in 2004. No such adjustments are required under accounting principles generally accepted in the United States of America in 2004.

17.    Employee Retirement Benefits and Post Retirement Benefits

According to the Heilongjiang Provincial regulations on State pension scheme, both employees and employers have to contribute to pension. The pension contributions include an 8% that was contributed by individuals (employees) and contributions from the Company to the state retirement plan based on 20% of the employees monthly basic salaries. TDR's employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

18.    Commitments and Contingencies

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of external use Chinese medicine such as those sold by the Company are subject to regulations by one or more federal agencies. The principal federal agencies include The State Food and Drug Administration of the Government of The Peoples Republic of China, The Food and Drug Administration (the "FDA"), and, to a lesser extent, the Consumer Product Safety Commission. These activities are also regulated by various governmental agencies for the countries, states and localities in which the Company's products are sold.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company's compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company's financial position, results of operations, or cash flows.

The Company, like any other distributor or manufacturer of products that are designed to be ingested, also exposes to the inherent risk of product liability claims in the events of possible injuries caused by the use of its products. The Company does not have liability insurance with respect to product liability claims; the insurance environment of China is neither sufficient nor mature. Inadequate insurance or lack of contractual indemnification from parties supplying raw materials or marketing its products, product liabilities related to defective products could have material adverse effects on the Company.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company's financial position, results of operations, or cash flows.

19.    Subsequent Events

Construction-in-progress

Upon completion and readiness for use of the First facility project, the cost of construction-in-progress was transferred to facility as of January 15, 2006. The facility is now under the final inspection by the Chinese State Food and Drug Administration ("SFDA") for the qualification of certified GMP production facility.

Harbin Tian Di Ren Medical Science and Technology Company And Subsidiaries
         Notes to the Consolidated Financial Statements.
                        December 31, 2004
                    (Expressed in US Dollars)

19. Subsequent Events (Continued)

Merger with American California Pharmaceutical Group, Inc.

On December 8, 2005, American California Pharmaceutical Group, Inc., formerly known as QQ Group, Inc. which was incorporated on December 16, 2003, in the state of California, completed its merger with Harbin Tian Di Ren Medical Science and Technology Company and its subsidiaries, pursuant to the Agreement, dated as of December 8, 2005, by and among American California Pharmaceutical, Inc., Harbin Tian Di Ren Medical Science and Technology Company, and its two 100% owned subsidiaries, Kangxi Medical Care Product Factory, and Harbin First Bio-Engineering Company Ltd. The merger was approved by both company's stockholders on December 8, 2005 by exchanging 100% of the American California Pharmaceutical Group common stock for 100% of the outstanding common stock of TDR and its subsidiaries.

          AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                         AND SUBSIDIARIES

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2005

 American California Pharmaceutical Group, Inc. And Subsidiaries


                     Table of contents

                                                                  Page

        Independent Auditors Report................................1

        Consolidated Balance Sheets ...............................2

        Consolidated Statements of Operations......................3

        Consolidated Statements of Members Equity..................4

        Consolidated Statements of Cash Flows......................5

        Notes to the Consolidated Financial Statements..........6 to 23

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
American California Pharmaceutical Group, Inc. And Subsidiaries
(Incorporated in Heilongjiang Province with limited liability)


We have audited the accompanying balance sheets of American California Pharmaceutical Group, Inc. and its subsidiaries (the "Company") as of December 31, 2005 and the related statements of operations, retained earnings and cash flows for the years ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American California Pharmaceutical Group, Inc. and its subsidiaries as of December 31, 2005 and the Company's results of its operations and cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.



e-Fang Accountancy Corp., & CPA
Certified Public Accountants


/s/ Eva Fang Tsai

City of Industry, USA
March 18, 2006

          AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                         AND SUBSIDIARIES
                    Consolidated Balance Sheet
                     As Of December 31, 2005
                    (Expressed in US dollars)


                              ASSETS


Current Assets
   Cash and Cash Equivalents (Note 5)                     $     2,841,352
   Accounts Receivable (Note 6)                                 1,258,113
   Inventories (Note 7)                                           381,140
   Prepaid Accounts                                                18,316
                                                          ----------------
      Total Current Assets                                      4,498,921
                                                          ----------------
Property and Equipment
   Fixed Assets, Net of Accumulated Depreciation (Note 8)         959,995
   Land                                                           510,886
   Construction-in-progress (Note 9)                            2,443,898
                                                          ----------------
      Total Property and Equipment                              3,914,779
                                                          ----------------
Other Assets
   Intangible Assets (Note 10)                                    578,788
                                                          ----------------
      Total Other Assets                                          578,788
                                                          ----------------
Total Assets                                              $     8,992,488
                                                          ================

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Accounts Payable and Accrued Expenses (Note 11)        $       723,464
   Short-term Loans - Secured (Note 12)                           495,840
   Wages Payable                                                  122,643
   Welfare Payable                                                 97,745
   Taxes Payable (Note 13)                                        145,621
   Deferred Revenue - Government Grant (Note 14)                   55,782
                                                          ----------------
     Total Current Liabilities                                  1,641,095
                                                          ----------------
Total Liabilities                                               1,641,095
                                                          ----------------
Commitments and Contingencies (Note 20)
Shareholders' Equity
   Registered Capital                                           1,330,314
   Additional Paid-in Capital                                   1,485,507
   Currency Conversion Adjustment (Note 3)                         57,554
   Retained Earnings                                            4,787,018
                                                          ----------------
     Total Shareholders' Equity                                 7,351,393
                                                          ----------------
Total Liabilities and Shareholders' Equity                $     8,992,488
                                                          ================



The accompanying notes are an integral part of these financial statements.

          AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                         AND SUBSIDIARIES
               Consolidated Statement of Operations
               For the Year Ended December 31, 2005
                    (Expressed in US dollars)


REVENUES
Sales (Note 3)                                            $     7,508,935
Tax Exempt Government Grant (Note 3)                              202,706
                                                          ----------------
Total Revenues                                                  7,711,641
Less: Cost of Good Sold                                         2,213,667
                                                          ----------------
Gross Profit                                                    5,497,974
                                                          ----------------
OPERATING EXPENSES
  General, Administrative, and Selling                          2,917,198
                                                          ----------------
Total Operating Expenses                                        2,917,198
                                                          ----------------
Income from Operations                                          2,580,776

Other Expense (Income)
  Interest Income                                                  (1,321)
  Interest Expense                                                 19,941
                                                          ----------------
Total Other Expense (Income)                                       18,620

Income before Tax Provision                                     2,562,156
Less: Provision for Income Taxes (Note 15)                        356,081
                                                          ----------------
Net Income                                                $     2,206,075
                                                          ================



The accompanying notes are an integral part of these financial statements.

          AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                         AND SUBSIDIARIES
               Consolidated Statement of Cash Flows
               For the Year Ended December 31, 2005
                    (Expressed in US dollars)



Cash flows from operating activities:
Net income                                                $     2,206,075

Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation                                                       41,216

Changes in assets and liabilities:
Increase in accounts receivable                                  (157,900)
Decrease in inventories                                           270,501
Decrease in prepaid accounts                                        4,884
Decrease in accounts payable and accrued expenses              (1,260,414)
Increase in wages payable                                          41,627
Increase in welfare payable                                        29,437
Increase in taxes payable                                          97,855
Decrease in deferred government grant                             (45,552)
                                                          ----------------
Net cash generated by operating activities                      1,227,729
                                                          ----------------
Cash flows from investing activities:
Purchases of fixed assets                                        (378,922)
Purchases of intangible assets                                   (433,861)
Increase in construction-in-process                               (46,555)
                                                          ----------------
Net cash used by investing activities                            (859,338)
                                                          ----------------
Cash flows from financing activities:
Proceeds from short-term loan                                     495,840
                                                          ----------------
Net cash provided by financing activities                         495,840
                                                          ----------------

Effect of foreign currency exchange rate changes                   57,554

Net increase in cash                                              921,785
Cash at beginning of year                                       1,919,567
                                                          ----------------
Cash at end of year                                       $     2,841,352
                                                          ================
Supplemental Disclosure of Cash Flow information
Cash paid for interest                                    $        19,941
Cash paid for income tax                                  $       259,176



The accompanying notes are an integral part of these financial statements.


                AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                               AND SUBSIDIARIES
                 Consolidated Statement of Stockholders Equity
                     For the Year Ended December 31, 2005
                           (Expressed in US dollars)


                                     Additional   Currency                            Total
                        Registered    Paid-in    Conversion   Capital    Retained    Shareholders'
                          Capital     Capital    Adjustment   Reserve    Earnings     Equity
                       ------------ ------------ ---------- ------------ ------------ -------------
Balance at
 December 31, 2004     $ 1,330,314  $ 1,485,507  $       -  $   147,233  $ 2,124,710  $  5,087,764

Net income for
the year 2005                    -            -          -            -    2,206,075     2,206,075

Currency Conversion
Adjustment                       -            -     57,554            -            -        57,554

Transfer to
Capital Reserve                  -            -          -      203,349     (203,349)            -
                       ------------ ------------ ---------- ------------ ------------ -------------
Balance at
 December 31, 2005     $ 1,330,314  $ 1,485,507  $  57,554  $   350,582  $ 4,127,436  $  7,351,393
                       ============ ============ ========== ============ ============ =============

  The accompanying notes are an integral part of these financial statements.


                                    Page 5

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

1.   Description of Business

American California Pharmaceutical Group, Inc. ("American California Pharmaceutical") was incorporated on December 16, 2003, in the State of California, under the name QQ Group, Inc. On December 8, 2005, American California Pharmaceutical completed its merger with Harbin Tian Di Ren Medical Science and Technology Company ("TDR") and its subsidiaries, pursuant to the Agreement, dated as of December 8, 2005, by and among American California Pharmaceutical Group, Inc., and Harbin Tian Di Ren Medical Science and Technology Company. The merger was approved by both company's stockholders on December 8, 2005. American California Pharmaceutical exchanged 100% of its issued and outstanding common stock for 100% of TDR & its subsidiaries 100% issued and outstanding shares of common stock.

The American California Pharmaceutical Group is only a holding company; it has no revenues but with slight expenses, except those related to its ownership interest in TDR & Subsidiaries.

Harbin Tian Di Ren Medical Science and Technology Company (the "Company" or "TDR"), formerly known as Harbin City Tian Di Ren Medical Co., was originally formed in 1994 and maintained its principal executive office in Harbin City of Heilongjiang Province, the People's Republic of China ("PRC"). TDR was reorganized and incorporated as a limited liability company on December 29, 2000 pursuant to "Corporation Laws and Regulations" of the People's Republic of China with an authorized capital of $1,330,314 (RMB11.015 million). The Company has two wholly-owned subsidiaries, Harbin First Bio-Engineering Company Limited and Kangxi Medical Care Product Factory.

For convenience purposes, in this report, the term "TDR," may be used to refer to Harbin Tian Di Ren Medical Science and Technology Company and its subsidiaries, except where otherwise indicated.

TDR operates in the over-the-counter pharmaceutical product market segments. It commenced its business in the sale of branded nutritional supplements and over-the-counter pharmaceutical products in Heilongjiang Province. The Company has subsequently evolved into an integrated manufacturer, marketer, and distributor of external use natural Chinese Medicine products sold primarily to and through domestic pharmaceutical chain stores.

TDR's principal products are external use traditional Chinese herbal medicine. These medicines were produced using various formulas and have several delivery forms including creams, sprays, medicated skin patch products and whole herbs with complementary effects. Its principle country of operation is in The People's Republic of China ("PRC"), with sales distribution covering most of China and Hong Kong Special Administration Region. The Company also exports its products to 11 different countries, including Germany, Denmark, Swiss, Hungary, South Korea, Singapore, and United States.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

1.   Description of Business (Continued)

TDR has established several long term partnerships with well-known universities and enterprises. It has built the gene medicine laboratory collectively with Harbin Medical University, established the cell laboratory together with North East Agricultural University, and founded the monoclonal antibody laboratory with Jilin University. New Endothelin-1, a new anti-cancer medicine the company developed collectively with Harbin Medical University, is one of the results from these agreements. The project has completed its laboratory experimental study required prior to the clinical experiments. The medicine is currently applying for approval to enter clinical experiments. TDR has full ownership of the intellectual property right regarding the product and has obtained invention patent. This medicine has been recognized by the State as the "Top Category New Medicine." The "Top Category New Medicine" is the highest level for new medicines. A medicine, in order to qualify as the "Top Category New Medicine," must have intellectual property right, high technology involvement, strong innovation, and be introduced to the State for the first time.

Kangxi Medical Care Product Factory ("Kangxi"), a subsidiary 100% wholly owned by TDR, was formed on July 20, 2001 in the city of Harbin of Heilongjiang Province, the People's Republic of China with an authorized capital of $60,386 (RMB500,000). Kangxi manufactures and sells branded external use Chinese medicine and other natural products under the registered trademark angxi. Kangxi produces the products and sells its products to TDR for the distribution and resell. It has 6 production lines: spray, ointment, powder, patch, and cream. Kangxi has becoming one of the leading external use Chinese medicine factories with full range of product lines and development capacity.

Harbin First Bio-Engineering Company Limited ("First") was formed in Heilongjiang Province, the People's Republic of China on September 26, 2003 with an authorized capital of $241,546 (RMB2 million). First has been a wholly owned subsidiary of TDR since its inception. First focuses on research and development of the use of natural medicinal plants and biological technology products such as New Endothelin-1. First is one of the first companies in Heilongjiang Province conducting research and development of high technology biological products. Its facility is now under the final inspection by the Chinese State Food and Drug Administration ("SFDA") for the qualification of certified GMP production facility.

The State Food and Drug Administration of the Government of The People's Republic of China issues the licenses and permits for permission to market and manufacture pharmaceutical products in The People's Republic of China. TDR has been granted 9 product licenses and permits of which all of the granted licenses are currently commercialized. TDR has continued developing 10 new series of products, and are planning to register these products with the State Food and Drug Administration in the coming 3 to 5 years. The Company also has registered 7 patents with the State Intellectual Property Rights Bureau, which includes packing design patents as well as product ingredients patents. TDR plans to continue registering patents from the results of its on going product research and development.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)
2.    Basis of Preparation of Financial Statements

Principles of Consolidation The consolidated financial statements include the accounts of the Company and its subsidiaries, American California
Pharmaceutical Group, TDR, Kangxi, and First. All inter-company transactions and balances were eliminated.

These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America. This basis of accounting differs from that used in the statutory financial statements in the PRC. No material adjustment was required. Certain amounts in prior years have been reclassified to conform to current year's classification.

3.    Summary of Significant Accounting Policies

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reported periods.

Significant estimates included values and lives assigned to acquire intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving and/or obsolete/damaged inventory. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value.

Accounts receivable - Accounts receivable are stated at net realizable value, net of an allowance for doubtful accounts. Provision of allowance is made for estimated bad debts based on a periodic analysis of individual customer balances including an evaluation of days of sales outstanding, payment history, recent payment trends, and perceived credit worthiness.

Prepaid Account - Prepaid account included advances to employees, that included cash prepaid to employees for their travel, entertainment and transportation expenditures.

Inventories - inventories were accounted for using the first-in, first-out method and included freight-in, materials, packing materials, labor, and overhead costs. Values stated were at the lower of cost or market while cost was determined by a moving weighted average. Provisions were made for slow moving, obsolete and/or damaged inventory based on a periodic analysis of individual inventory items including an evaluation of historical usage and/or movement, age, expiration date, and general conditions.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Property and equipment - Property and equipment are stated at the historical cost less accumulated depreciation. Depreciation on property, plant, and equipment is provided using the straight-line method over the estimated useful lives of the assets. An estimated residual value of 5% of cost or valuation was made for each items for both financial and income tax reporting purposes. The estimated lengths of useful lives are as follows:

      Buildings                            30 years
      Land use rights (no depreciation)    50 years
      Furniture & Fixtures                  7 years
      Equipments                            7 years
      Vehicles                             10 years
      Motor vehicles                        5 years
      Machineries                          10 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs were normally charged to the statement of operations in the year in which they were incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to obtain from the use of the asset, the expenditure is capitalized as an additional cost of the asset. Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts, and any gain or loss was recorded in the Consolidated Statements of Operations.

Property and equipment are evaluated for impairment in value annually or whenever an event or change in circumstances indicates that the carrying values may not be recoverable. If such an event or change in circumstances occurs and potential impairment is indicated because the carrying values exceed the estimated future undiscounted cash flows of the asset, the Company would measure the impairment loss as the amount by which the carrying value of the asset exceeds its fair vale.

Construction-in-progress - Properties currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees, and the interest expenses for the purpose of financing the project capitalized during the course of construction.

Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to facility. In the case of construction-in-progress, management takes into consideration the estimated cost to complete the project when making the lower of cost or market calculation.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Intangible assets - TDR purchased intangible assets that are beneficial to its product development processes and some secret Chinese medicine formulas with exclusive right to the formulas. Those identifiable intangible assets having indefinite useful economic lives supported by clearly identifiable cash flows are not subject to regular periodic amortization. Instead, the carrying amount of the intangible is to be tested for impairment annually. Test would be conducted again between annual tests if events or circumstances warrant such a test. An impairment loss is recognized if the carrying amount exceeds the fair value. Furthermore, amortization of the asset is to commence when evidence suggests that its useful economic life is no longer deemed indefinite.

Intangible assets are accounted for in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). Intangible assets with finite useful lives are amortized while intangible assets with indefinite useful lives are not amortized. As prescribed by SFAS 142, goodwill and intangible assets are tested periodically for impairment. The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets", effective January 1, 2002. Accordingly, the Company reviews its long-lived assets, including property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets. Impairment costs, if any, are measured by comparing the carrying amount of the related assets to their fair value.

Foreign currency translation - These financial statements have been prepared in U.S. dollars. The American California Pharmaceutical Group is only a holding company; it has no revenues but with slight expenses, except those related to its ownership interest in TDR & Subsidiaries. The functional currency for the TDR and its subsidiaries is denominated in "Renminbi" ("RMB") or "Yuan". TDR maintains its books and accounting records in Renminbi ("RMB"), it is the currency of the primary economic environment in which the entities operates. FASB Statement of Financial Accounting Standards No. 52, oreign Currency Translation requires differentials to be calculated and allocated using the current rate method if the foreign entity functional and local currencies are the same. Non-monetary assets and liabilities are translated at historical exchange rates. Monetary assets and liabilities are translated at the exchange rates in effect at the end of the year. The income statement accounts are translated at average exchange rates. The conversion gains and losses are not recognized in the income statement under the functional currency approach. They are accumulated in a separate account in stockholders equity (i.e., the cumulative foreign exchange translation adjustments account). This treatment is based on the FASB view that translation gains or losses are not directly related to the foreign entities operating cash flows. As a result, the Company recognized in equity the effect of currency translation in the amount of $57,554.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)


3.   Summary of Significant Accounting Policies (Continued)

Revenue recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon shipment from its facilities. Revenue is reduced by provisions for estimated returns and allowances as well as specific known claims, if any, which are based on historical averages that have not varied significantly for the periods presented.

The Company occasionally applies to various government agencies for research grants. Revenue from such research grants is recognized when earned. In situations where the TDR receives payment in advance for the performance of research and development services, such amounts are deferred and recognized as revenue as the related services are performed. Such revenues, which are not refundable, generally do not involve difficult, subjective or complex judgments. The government grants that require the completion of certain objectives in the research and/or development processes are recognized as revenue when specific objectives were met. This sometimes requires management to judge whether or not a milestone has been met, and when it should be recognized in the financial statements. The company recognized revenue from such grants in the approximate amounts of $202,706 for 2005.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable.

Research and development - Research and development expenses include the costs associated with the Company's internal research and development as well as research and development conducted by third parties. These costs primarily consist of salaries, clinical trials, outside consultants, and materials. All research and development costs discussed above are expensed as incurred. For the year ended December 31, 2005, the Company incurred $51,469 in research and development expenditures.

Third-party expenses were reimbursed under non-refundable research and development contracts, and are recorded as a reduction to research and development expense in the statement of operations.

Advertising - The Company expensed advertising costs the first time the respective advertising took place. The total advertising expenses incurred for year 2005 was $1,007,748.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

3.   Summary of Significant Accounting Policies (Continued)

Taxation - Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Provision for The People's Republic of China enterprise income tax is calculated at the prevailing rate based on the estimated assessable profits less available tax relief for losses brought forward.

Enterprise income tax
---------------------

Under the Provisional Regulations of The People's Republic of China Concerning Income Tax on Enterprises promulgated by the State, income tax is payable by enterprises at a rate of 33% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council.

According to "Enterprise Income Tax and Certain Preferential Policies Notice" published by the Ministry of Finance and the National Tax Affairs Bureau, if the enterprise is authorized by the State Council as a special entity, the enterprise income tax rate is reduced to 15%. The income tax rate for TDR and Kangxi is 15% respectively based on State Council approval.

The High-Tech Industrial Development District was established in China to accelerate the development and industrialization of high-tech industries in some economic zones of the People's Republic of China. In order to create unique incentives for companies to locate in the High-Tech Industrial Development District, favorable corporate income tax rates have been established. The companies that have chosen to locate in the High-Tech Industrial Development District will be levied at 15 percent annually. Newly founded high-tech enterprises, including First, will enjoy exemption from income tax for 2 years from the first year of operation.

Enterprise income tax ("EIT") is provided on the basis of the statutory profit for financial reporting purposes, adjusted for income and expense items, which are not assessable or deductible for income tax purposes.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)


3.   Summary of Significant Accounting Policies (Continued)

Value added tax
---------------

The Provisional Regulations of The People's Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People's Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

According to "Agriculture Product Value Added Tax Rate Adjustment and Certain Items Value Added Tax Waiver" published by the Ministry of Finance and the National Tax Affairs Bureau, the value added tax for agriculture related products is to be taxed at 13%. Furthermore, traditional Chinese medicine and medicinal plant are by definition agriculture related products.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)


3.   Summary of Significant Accounting Policies (Continued)

Related companies - A related company is a company in which the director has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs - According to The People's Republic of China regulations on pension, the Company contributes to a defined contribution retirement scheme organized by municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the scheme.

Contributions to the scheme are calculated at 23.5% of the employees salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this scheme.

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as at December 31, 2005 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements - In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. This standard establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equities. As of December 31, 2005, the Company had no financial instruments with these characteristics.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest.

The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. The Company does not have arrangements that would require the application of FIN 46R.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)
3.   Summary of Significant Accounting Policies (Continued)

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging actives under FASB No. 133, Accounting for Derivative Instruments and Hedging Activities. As of December 31, 2005, the Company has no derivative or hedging activities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005. Management believes adoption of this new statement will not have any significant effect on the Company's financial condition or results of operations.

In November 2002, the FASB approved FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statement No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34". FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies", relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. Specifically, FIN 45 requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's fiscal year end. However, the disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002.

The adoption of FIN 45 is not expected to have a significant impact on the Company's consolidated financial statements

4.    Concentrations of Business and Credit Risk

Substantially all of the Company's bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks. The Company places its cash in high credit quality financial institutions.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

4.   Concentrations of Business and Credit Risk (Continued)

The Company obtains detailed credit evaluations of customers generally without requiring collateral, and establishes credit limits as required. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company continuously monitors collections and payments from its customers and maintains an allowance for estimated credit losses based on the creditworthiness of each customer as well as any specific customer collection issues are identified.

Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk. 90 percent the age of the Company's accounts receivable are less than 60 days. While such credit issues have not been significant, there can be no assurance that the Company will continue to experience the same level of credit losses in the future.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

5.    Cash and Cash Equivalents

As of December 31, 2005, Cash and Cash Equivalents consist of the following:

      Cash and Cash Equivalents                               2005
            Cash on Hand                               $        6,219
            Bank Deposits                                   2,835,133
                                                       ---------------
                  Total Cash and Cash Equivalents      $    2,841,352
                                                       ===============

6.    Accounts Receivable

As of December 31, 2005, Accounts Receivable totals $1,258,113 net of Provisions for Doubtful Accounts. 90 percent of the Company's receivable aged less than 60 days.

      Accounts Receivable                                     2005
            Trade receivables                          $    1,259,276
            Allowance for doubtful accounts                    (1,163)
                                                       ---------------
                  Total Accounts Receivable            $    1,258,113
                                                       ===============

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

7.    Inventories

The Company values its inventories at the lower of cost and market method. Inventories are accounted for using the first-in, first-out method. Inventories in the balance sheet include packing materials, raw materials, supplemental materials, work-in-process, and finished products.

As of December 31, 2005, Inventories consist of the following:

      Inventory                                                2005
            Packing Material                         $          82,284
            Raw Material                                        98,508
            Supplemental Material                               21,620
            Work-in-Process                                    170,718
            Finished Products                                    8,010
                                                     ------------------
                  Total Inventory                    $         381,140
                                                     ==================

8.    Property and Equipment

All the TDR and its subsidiaries buildings and fixed assets are located in the PRC and the land is used pursuant to a land use right granted by the PRC for 50 years commencing in 1995.

As of December 31, 2005, Property and Equipment consist of the following:

      Property and Equipment                                     2005
            Buildings                                $         619,810
            Automobiles                                        133,998
            Furniture and Fixtures                               4,382
            Equipments                                         419,242
                                                     ------------------
                 Total Property and Equipment                1,177,432
            Less: Accumulated Depreciation                    (217,437)
                                                     ------------------
                 Property and Equipment, Net         $         959,995
                                                     ==================

For the year ended December 31, 2005, depreciation expenses totaled $ 41,216.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)


9.    Construction-in-Process

As of December 31, 2005, Construction-in-Process of First's facility project consists of the following:

      Construction-in-Progress                                 2005
            Comprehensive Building                   $         559,044
            Dewatering excavation                              120,773
            Factory construction                               495,169
            Boiler Project                                      60,386
            Fire Prevention                                     90,580
            Power Supply System                                 96,618
            Building Engineering                               289,855
            Air-conditioning System                            434,783
            Road Improvement                                   265,700
            Lab Construction                                    30,990
                                                     ------------------
               Construction-in-Progress           $       2,443,898
                                                     ==================

10.    Intangible Assets

As of December 31, 2005, the Intangible Assets consist of the following:

      Intangible Assets                                              2005
            Urinates the micro albumin examination reagent box  $     120,772
            New Endothelin-1                                          433,861
            Other secret formulas and processes procedures             24,155
                                                                -------------
                 Total Intangible Assets                        $     578,788
                                                                =============

11.    Accounts Payable and Accrued Expense

As of December 31, 2005, Accounts Payable and Accrued Expense consist of the following:


      Accounts Payable and Accrued Expense                           2005
            Accounts Payable and Accrued Expense              $     580,941
            Other Accounts Payable                                  142,523
                                                              --------------
                  Total Accounts Payable & Accrued Expenses   $     723,464
                                                              ==============

The other accounts payable is advance customer deposits which was the collections of cash in advance to ensure the future delivery of goods or services. Advances customer deposits are classified as current liabilities if the goods and services are to be delivered within the next year (or the operating cycle, if longer).

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)
12.    Short-Term Loan

TDR has a secured loan with bank in the amount of $495,840, bears monthly interest at a rate of 0.651%, secured by a real property with estimated value of $619,988 and personal guaranteed by Yanqing Liu, the CFO/shareholder. Principal payment is required on June 30, 2006, the final maturity date. During the year ended December 31, 2005, TDR incurred $19,941 of interest expenses associated with the borrowing on this loan.

13.    Taxes Payable

As of December 31, 2005, Taxes Payable consists of the following:

      Taxes Payable                                      2005
            Value Added Tax                      $           59,576
            Enterprise Income Tax                            79,453
            City Tax                                          3,809
            Payroll Tax                                       2,783
                                                 -------------------
                  Total Taxes Payable            $          145,621
                                                 ===================

14.    Deferred Revenue  Government Grant

The Company received several federal government grants supporting the facility construction, research, development, and production of medicines. These grants were nonrefundable to the State once awarded as long as the grants are used in the areas requested by the grants. First used these federal grants to fund research and development projects, build infrastructure for development and/or manufacturing of medicines, and other activities that are within the scope of grants. The remainder of the grants is deferred to the following years for qualified research and development activities. All the completed projects and activities funded by the government grants were reported to and approved by the funding agencies for qualification of future grants. For the year ended December 31, 2005, the Company has recognized $202,706 federal grant, with the balance $55,782 deferred.

15.    Income Taxes

TDR is incorporated in the PRC which is governed by the Income Tax Law of the PRC concerning Enterprises and various local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, enterprises generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply. As of December 31, 2005, TDR has attained profitable operations for tax purposes. TDR and Kangxi are the enterprises authorized by the State Council as special entities; the enterprise income tax rate is reduced to 15%.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

15. Income Taxes (Continued)

First that has chosen to locate in the province designed High-Tech Industrial Development District will be levied at 15 percent annually. However, First, considered as a newly founded high-tech enterprise, is enjoying exemption from income tax for 2 years from the first year of operation commencing with profits, and thereafter with a 50% exemption for the next three years.

For the year ended December 31, 2005, the Company has recognized $202,706 federal grants. The government grants are tax exempt income and considered as Additional Paid-in Capital instead of income under the Chinese accounting system. The Company recorded the grants based on the US GAAP.

A reconciliation of the federal statutory income tax to the Company's effective income tax rate for the year ended December 31, 2005 is as follows:

                                                               2005
      Income before tax provision                       $     2,562,156
      Taxation calculated at statutory rate 15%                 384,323
      Tax effect of  tax exempt Government Grants               (30,406)
      Expenses were not deductible for taxation purposes          2,164
      Deferred tax benefits arising from tax losses
       of subsidiaries not recognized                                 -
                                                        ---------------

            Tax charges for the Year 2005               $       356,081
                                                        ===============

The statutory tax rate represents the amount provided at the rate of 15% of favorable rate on the estimated assessable profits of the year. Deferred taxation has not been provided as there are no significant temporary differences.

16.    Related Party Transactions

Yanqing Liu and Xiaoyan Han the significant shareholders of TDR, owned 100% common stock of American California Pharmaceutical Group, Inc. prior to the merger.

Kangxi, the 100% subsidiary sells products to TDR. During the year ended December 31, 2005, the related party sales between TDR and Kangxi were $2,798,700 which was eliminated from the consolidated financial statements.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

16. Related Party Transactions (Continued)

The amounts due from (to) related parties as of December 31, 2005 are as follows:

                          Balance at     Maximum Outstanding       Security
          NAME            12/31/2004     Balance During the Year   Held
   --------------------------------------------------------------------------
    First - 100% owned
    Subsidiary            $ 3,013,468        $ 3,013,468           None


The amounts due are unsecured, interest free and have no fixed repayment terms, which was eliminated from the consolidated financial statements.

17.    Capital Reserves (other than retained earnings)

As stipulated by the relevant laws and regulations applicable to China's foreign invested enterprises, TDR is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to the statutory surplus reserves which include a general reserve, an enterprises expansion reserve, and employee welfare and bonus reserves. Pursuant to the relevant PRC regulations and the provisions of the Company's Memorandum and Articles of Association, the Company is required to appropriate 10% of the net distributable profit after enterprise income tax to capital reserve, profit attributable to the shareholders shall be appropriated in the following sequence; the general reserve is used to offset future extraordinary losses as defined under PRC GAAP. TDR may, upon a resolution passed by the owners, convert the general reserve into capital.

The employee welfare and bonus reserve is used for the collective welfare of the employees of TDR. The enterprise expansion reserve is used for the expansion of TDR and can be converted to capital subject to approval by the relevant authorities. The Company record reserves of $203,349 in 2005. No such adjustments are required under accounting principles generally accepted in the United States of America in 2005.

18.    Employee Retirement Benefits and Post Retirement Benefits

According to the Heilongjiang Provincial regulations on State pension scheme, both employees and employers have to contribute to pension. The pension contributions include an 8% that was contributed by individuals (employees) and contributions from the Company to the state retirement plan based on 20% of the employees monthly basic salaries. TDR's employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

19.     Foreign Currency Transaction Adjustment

For purposes of SFAS No. 52, the Company considers the US Dollar to be the reporting currency. The accompanying financial statements are presented in U.S. Dollars. TDR's functional currency is Renminbi ("RMB"), the currency of the primary economic environment in which the entity operates. The reporting
currency is USD in which financial statements are presented.   The Company's
statements are translated in accordance with Statement of Financial Accounting Standards No. 52 (SFA No. 52), which requires that foreign currency assets and liabilities be translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing during the period. The effects of unrealized exchange fluctuations on translating foreign currency assets and liabilities into US Dollars are accumulated as a cumulative translation adjustment in shareholders' equity. As a result, the Company recognized in equity the effect of currency conversion in the amount of $57,554.

20.    Commitments and Contingencies

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of external use Chinese medicine such as those sold by the Company are subject to regulations by one or more federal agencies. The principal federal agencies include The State Food and Drug Administration of the Government of The Peoples Republic of China, The Food and Drug Administration (the "FDA"), and, to a lesser extent, the Consumer Product Safety Commission. These activities are also regulated by various governmental agencies for the countries, states and localities in which the Company's products are sold.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company's compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company's financial position, results of operations, or cash flows.

The Company, like any other distributor or manufacturer of products that are designed to be ingested, also exposes to the inherent risk of product liability claims in the events of possible injuries caused by the use of its products. The Company does not have liability insurance with respect to product liability claims; the insurance environment of China is neither sufficient nor mature. Inadequate insurance or lack of contractual indemnification from parties supplying raw materials or marketing its products, product liabilities related to defective products could have material adverse effects on the Company.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company's financial position, results of operations, or cash flows.

          American California Pharmaceutical Group, Inc.
                         And Subsidiaries
          Notes to the Consolidated Financial Statements
                        December 31, 2005
                    (Expressed in US Dollars)

21. Subsequent Events

Construction-in-progress

Upon completion and readiness for use of the First facility project, the cost of construction-in-progress was transferred to facility as of January 15, 2006. The facility is now under the final inspection by the Chinese State Food and Drug Administration ("SFDA") for the qualification of certified GMP production facility.

      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of the American California Pharmaceutical Group and Subsidiaries (ACPG) and Comet Technologies, Inc. (Comet) for the years ended December 31, 2005 and 2004. On May 11, 2006, Comet entered into a Stock Exchange Agreement with ACPG and the shareholders of ACPG, providing for the acquisition of all of the shares of ACPG, in exchange for the issuance of a total of 10,193,377 shares representing approximately 93% of the then issued and outstanding diluted shares of common stock of the Comet to the ACPG shareholders. At closing, ACPG will become a wholly-owned subsidiary.

This transaction will be accounted for as a reverse takeover using the purchase method. A reverse acquisition occurs when the former shareholders of the nominal acquiree become the majority owners of the post-acquisition consolidated enterprise with a stock-for-stock swap. The SEC has ruled that no goodwill can be recognized in the case of a publicly held shell company and a privately held acquiree. The acquisition was accounted for as a purchase in conformity with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." The purchase accounting adjustments represent the Company's preliminary determination of the adjustments necessary to present fairly the Company's pro forma results of operations and financial position and are based upon available information and certain assumptions considered reasonable under the circumstances. The unaudited pro forma statements do not reflect any synergies anticipated by the Company as a result of the acquisition.

The unaudited pro forma financial statements are compiled based on the audited consolidated financial statements of ACPG and the audited financial statements of Comet. Assumptions underlying the pro forma adjustments necessary to present fairly this pro forma information are described in the accompanying notes, which should be read in conjunction with this pro forma consolidated financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the transactions occurred on the respective dates indicated, and do not purport to indicate results of operations as of any future date or for any future period.



                AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                                & SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                           AS OF DECEMBER 31, 2005
                         (Expressed in U.S. dollars)


                                          For the Year ended December 31,
                                                      2005                                  2004
                           ------------------------------------------------------------ --------------
                           American
                           California     Comet
                           Pharmaceutical Technologies   Pro Forma
                           Group          Inc.           Adjustments    Consolidated   Consolidated
                           -------------- -------------- -------------- -------------- ---------------
ASSETS
Current Assets
   Cash and equivalents    $   2,841,352  $      95,981  $           -  $   2,937,333  $    2,010,431
   Accounts receivable, net    1,258,113              -              -      1,258,113       1,100,213
   Inventories                   381,140              -              -        381,140         651,641
   Prepaid accounts               18,316              -              -         18,316          23,200
                           -------------- -------------- -------------- -------------- ---------------
   Total current assets        4,498,921         95,981              -      4,594,902       3,785,485

Property and equipment
   Fixed assets, net of
    accum. depreciation          959,995              -              -        959,995         622,289
   Land                          510,886              -              -        510,886         510,886
   Construction-in-progress    2,443,898              -              -      2,443,898       2,397,343
                           -------------- -------------- -------------- -------------- ---------------
   Total property and
     equipment                 3,914,779              -              -      3,914,779       3,530,518

Other assets
   Intangible assets             578,788              -              -        578,788         144,927
                           -------------- -------------- -------------- -------------- ---------------

Total assets               $   8,992,488  $      95,981  $           -  $   9,088,469  $    7,460,930
                           ============== ============== ============== ============== ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable and
    accrued expenses       $     723,464  $         586  $           -  $     724,050  $    1,986,943
   Short-term loans - unsecured  495,840              -              -        495,840               -
   Payable - related parties           -         18,000              -         18,000          57,795
   Wages payable                 122,643              -              -        122,643          81,016
   Welfare payable                97,745              -              -         97,745          68,308
   Taxes payable                 145,621              -              -        145,621          47,766
   Deferred revenue -
     Government Grant             55,782              -              -         55,782         101,334
                           -------------- -------------- -------------- -------------- ---------------
   Total current liabilities   1,641,095         18,586              -      1,659,681       2,343,162
                           -------------- -------------- -------------- -------------- ---------------

Total Liabilities              1,641,095         18,586              -      1,659,681       2,343,162

Shareholders' equity
   Registered capital          1,330,314            507              -      1,330,821       1,333,912
   Additional paid-in-capital  1,485,507        336,447              -      1,821,954       1,724,068
   Currency conversion
    adjustment                    57,554              -              -         57,554               -
   Retained profit (deficit)   4,478,018       (259,559)             -      4,218,459       2,059,788
                           -------------- -------------- -------------- -------------- ---------------
   Total members' equity       7,351,393         77,395              -      7,428,788       5,117,768
                           -------------- -------------- -------------- -------------- ---------------
Total liabilities and
 members' equity           $   8,992,488  $      95,981  $           -  $   9,088,469  $    7,460,930
                           ============== ============== ============== ============== ===============


The accompanying notes are an integral part of these consolidated financial statements.

                                      2




                AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                                & SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDING DECEMBER 31, 2005
                         (Expressed in U.S. dollars)


                                          For the Year ended December 31,
                                                      2005                                  2004
                           ------------------------------------------------------------ --------------
                           American
                           California     Comet
                           Pharmaceutical Technologies   Pro Forma
                           Group          Inc.           Adjustments    Consolidated   Consolidated
                           -------------- -------------- -------------- -------------- ---------------
REVENUES
   Sales                   $   7,508,935  $           -  $           -  $   7,508,935  $    4,232,020
   Government Grant              202,706              -              -        202,706         659,420
                           -------------- -------------- -------------- -------------- ---------------
   Total revenues              7,711,641              -              -      7,711,641       4,891,440

COST OF GOOD SOLD
   Cost of Good Sold           2,099,252              -              -      2,099,252       1,127,134
   Business Tax and Surcharges   114,416              -              -        114,416          66,207
                           -------------- -------------- -------------- -------------- ---------------
   Total cost of good sold     2,213,668              -              -      2,213,668       1,193,341
                           -------------- -------------- -------------- -------------- ---------------
   Gross Profit                5,497,973              -              -      5,497,973       3,698,099

Operating Expenses
   General, administrative
   and selling expenses        2,917,198         48,461              -      2,965,659       2,239,479
                           -------------- -------------- -------------- -------------- ---------------
   Total operating expenses    2,917,198         48,461              -      2,965,659       2,239,479
                           -------------- -------------- -------------- -------------- ---------------

   Income from operations      2,580,775        (48,461)             -      2,532,314       1,458,620

Other Income (Expenses)
   Interest income                 1,321          1,057              -          2,378             360
   Interest expense              (19,941)             -              -        (19,941)            (43)
   Reimbursement of fees               -              -              -              -           2,158
                           -------------- -------------- -------------- -------------- ---------------
   Total other income
    (expenses)                   (18,620)         1,057              -        (17,563)          2,475
                           -------------- -------------- -------------- -------------- ---------------
   Net Income before
     Income Taxes              2,562,155        (47,404)             -      2,514,751       1,461,095
   Less:  Provision for
     Income Taxes                356,081              -              -        356,081         132,640
                           -------------- -------------- -------------- -------------- ---------------
NET INCOME (LOSS)          $   2,206,074  $     (47,404) $           -  $   2,158,670  $    1,328,455
                           ============== ============== ============== ============== ===============


The accompanying notes are an integral part of these consolidated financial statements.



                AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                                & SUBSIDIARIES
        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                           AS OF DECEMBER 31, 2005
                         (Expressed in U.S. dollars)


                                    Additional    Currency                                 Total
                     Registered      Paid-in     Conversion    Capital     Retained     Shareholders'
                       Capital       Capital     Adjustment    Reserve      Earnings       Equity
                   -------------- -------------- ----------- ----------- -------------- -------------
Balance at
December 31, 2003  $   1,333,912  $   1,724,068  $        -  $   73,494  $     657,838  $  3,789,312

Net Income for
the year 2004                  -              -           -           -      1,328,455     1,328,455

Transfer to
Capital Reserve                -              -           -      73,739        (73,739)            -
                   -------------- -------------- ----------- ----------- -------------- -------------
Balance at
December 31, 2004      1,333,912      1,724,068           -     147,233      1,912,554     5,117,768

Net income for
the year 2005                  -              -           -           -      2,158,670     2,158,670

Decrease in
Registered Capital        (3,091)             -           -           -              -        (3,091)

Increase in
Additional
Paid-in Capital                -         97,886           -           -              -        97,886

Currency Conversion
Adjustment                     -              -      57,554           -              -        57,554

Transfer to
Capital Reserve                -              -           -     203,349       (203,349)            -
                   -------------- -------------- ----------- ----------- -------------- -------------
Balance at
December 31, 2005  $   1,330,821  $   1,821,954  $   57,554  $  350,582  $   3,867,875  $  7,428,788
                   ============== ============== =========== =========== ============== =============


The accompanying notes are an integral part of these consolidated financial statements.

                                      4

                AMERICAN CALIFORNIA PHARMACEUTICAL GROUP, INC.
                                & SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                           AS OF DECEMBER 31, 2005
                         (Expressed in U.S. dollars)

                                                                    For the year ended December 31,
                                                                          2005         2004
                                                                    -------------- --------------
Cash flows from operating activities
Net income                                                          $   2,158,670  $   1,328,455

Adjustments to reconcile net profit to net cash provided by
operating activities
Depreciation                                                               41,216         32,781

Changes in assets and liabilities:
Accounts receivable                                                      (157,900)      (107,371)
Inventories                                                               270,501         75,411
Prepaid accounts                                                            4,884          8,893
Accounts payable and accrued expenses                                  (1,262,892)     1,322,284
Payables to related parties                                               (39,795)        27,795
Wages payable                                                              41,627         34,086
Welfare payable                                                            29,437         19,785
Taxes payable                                                              97,855         (4,178)
Deferred government grant                                                 (45,522)       101,334
                                                                    -------------- --------------
Net cash provided by operating activities                               1,138,051      2,839,275
                                                                    -------------- --------------
Cash flows from investing activities
Purchases of fixed assets                                                (378,922)       (73,857)
Purchases of land                                                               -       (510,886)
Purchases of intangible assets                                           (433,861)      (120,772)
Increase in construction-in-progress                                      (46,555)    (2,397,343)
                                                                    -------------- --------------
Net cash provided by (used in) investing activities                      (859,338)    (3,102,858)
                                                                    -------------- --------------
Cash flows from financing activities
Decrease in registered capital                                             (3,091)             -
Increase in additional paid-in-capital                                     97,886              -
Proceeds from short-term loan                                             495,840              -
                                                                    -------------- --------------
Net cash provided by/(used in) financing activities                       590,635              -
                                                                    -------------- --------------
Effect of foreign currency exchange rate changes                           57,554              -

Net increase in cash                                                      926,902       (263,583)
Cash at beginning of year                                               2,010,431      2,274,014
                                                                    -------------- --------------
Cash at end of period/year                                          $   2,937,333  $   2,010,431
                                                                    ============== ==============



The accompanying notes are an integral part of these consolidated financial statements.

                                      5


NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 2005 AND 2004


1. BASIS OF PRESENTATION

The condensed financial statements include the accounts of Comet Technologies, Inc., and American California Pharmaceutical Group, Inc., Harbin Tian Di Ren Medical Science and Technology Company, Harbin First Bio-Engineering Company Limited, and Kangxi Medical Care Product Factory from January 1, 2004 forward. American California Pharmaceutical Group and its subsidiaries, Harbin Tian Di Ren Medical Science and Technology Company, Harbin First Bio-Engineering Company Limited and Kangxi Medical Care Product Factory, are hereinafter collectively referred to as the "ACPG."

All significant inter-company transactions and balances within the Company are eliminated on consolidation.

2. REVERSE TAKEOVER AND MERGER

Comet Technologies, Inc. has entered into an Exchange Agreement with ACPG and the shareholders of ACPG, providing for the acquisition of all of the shares of ACPG, in exchange for the issuance of a total of 10,193,377 shares of the then issued and outstanding diluted shares of common stock of the Comet to the
ACPG shareholders.   When the transaction is consummated, ACPG will become a
wholly-owned subsidiary of the Company, and the former shareholders of ACPG will then hold approximately 93% of the outstanding shares of the Company, after issuance of all shares in connection with the transaction and the issuance of shares to consultants. This transaction is accounted for as a reverse takeover using the purchase method.